Exhibit 10.3

RECEIVABLES PURCHASE AGREEMENT

DATED AS OF MARCH 24, 2004

AMONG

CAREMARK RECEIVABLES LLC, AS SELLER,

CAREMARK INC. AND

ADVANCEPCS HEALTH, L.P., AS INITIAL SERVICERS,

CAREMARK RX, INC. AND

CAREMARK INTERNATIONAL, INC. AS PERFORMANCE GUARANTORS,

BLUE RIDGE ASSET FUNDING CORPORATION,

JUPITER SECURITIZATION CORPORATION AND

ATLANTIC ASSET SECURITIZATION CORP.,

AS CONDUITS,

WACHOVIA BANK, NATIONAL ASSOCIATION, INDIVIDUALLY AS A COMMITTED

PURCHASER AND AS BLUE RIDGE AGENT,

BANK ONE, NA, INDIVIDUALLY AS A COMMITTED PURCHASER AND AS JUPITER AGENT,

AND

CREDIT LYONNAIS NEW YORK BRANCH, INDIVIDUALLY AS A COMMITTED

PURCHASER AND AS ATLANTIC AGENT,

AND

WACHOVIA BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT

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EXHIBITS AND SCHEDULES

Exhibit I	-	Definitions
Exhibit II	-	Purchase Notice
Exhibit III	-	Reduction Notice
Exhibit IV	-	Actions, Suits, Etc.
Exhibit V	-	Chief Executive Office; Locations, Etc.
Exhibit VI	-	Lock-Boxes and Collection Accounts
Exhibit VII	-	[Reserved]
Exhibit VIII	-	Business Associate Agreement (Successor Servicer)
Exhibit IX	-	Credit and Collection Policy
Exhibit X	-	Lock-Box Agreement
Exhibit XI	-	Monthly Report
Exhibit XII	-	Weekly Report
Exhibit XIII	-	Performance Undertaking
Schedule A	-	Closing Documents
Schedule B	-	Lenders and Commitments

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RECEIVABLES PURCHASE AGREEMENT

THIS RECEIVABLES PURCHASE AGREEMENT, dated as of March 24, 2004 is entered into by and among:

(a) Caremark Receivables LLC, a Delaware limited liability company (“Seller”),

(b) Caremark Inc., a California corporation (“Caremark”), as an initial Servicer, and AdvancePCS Health, L.P., a Delaware limited partnership (“AdvancePCS”), as an initial Servicer,

(c) Caremark Rx, Inc., a Delaware corporation, and Caremark International, Inc., a Delaware corporation, as Performance Guarantors,

(d) Blue Ridge Asset Funding Corporation, a Delaware corporation (“Blue Ridge” or a “Conduit”), Jupiter Securitization Corporation, a Delaware corporation (“Jupiter” or a “Conduit”), and Atlantic Asset Securitization Corporation, a Delaware corporation (“Atlantic” or a “Conduit”),

(e) Wachovia Bank, National Association, individually (“Wachovia”) as a committed purchaser (in such capacity, a “Blue Ridge Committed Purchaser”), Bank One, NA, individually (“Bank One”) as a committed purchaser (in such capacity, a “Jupiter Committed Purchaser”), and Credit Lyonnais New York Branch, individually (“CLNY”) as a committed purchaser (in such capacity, an “Atlantic Committed Purchaser” and each of the Atlantic Committed Purchaser, the Liberty Street Committed Purchase, the Jupiter Committed Purchase, the Blue Ridge Committed Purchaser and their respective successors and assigns, a “Committed Purchaser”; and together with the Conduits, the “Purchasers” and individually a “Purchaser” ),

(f) Wachovia Bank, National Association, as agent (in such capacity, the “Blue Ridge Agent” or a “Co-Agent”) for Blue Ridge and the Blue Ridge Committed Purchaser(s) (collectively, the “Blue Ridge Group”), Bank One, NA, as agent (in such capacity, the “Jupiter Agent” or a “Co-Agent”) for Jupiter and the Jupiter Committed Purchaser(s) (collectively, the “Jupiter Group”), and Credit Lyonnais New York Branch, as agent (in such capacity, the “Atlantic Agent” or a “Co-Agent”) for Atlantic and the Atlantic Committed Purchaser(s) (collectively, the “Atlantic Group” and each of the Atlantic Group, the Liberty Street Group, the Jupiter Group and the Blue Ridge Group, a “Group”), and

(g) Wachovia Bank, National Association, as administrative agent for the Co-Agents, the Conduits and the Committed Purchasers and their assigns under the Transaction Documents (together with its successors and assigns in such agency capacity, the “Administrative Agent” and, together with each of the Co-Agents, the “Agents”).

Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.

PRELIMINARY STATEMENTS

Seller desires to sell and assign from time to time Receivable Interests to certain of the Purchasers.

Upon a Co-Agent’s receipt of a notice of proposed sale, its Conduit may, in its absolute and sole discretion, acquire the applicable Receivable Interest from Seller, and in the event that a Conduit declines to make any such acquisition, the declining Conduit’s Committed Purchaser(s) shall make such acquisition.

Wachovia has been requested and is willing to act as Blue Ridge Agent on behalf of the Blue Ridge Group in accordance with the terms hereof.

Bank One has been requested and is willing to act as Jupiter Agent on behalf of the Jupiter Group in accordance with the terms hereof.

CLNY has been requested and is willing to act as Atlantic Agent on behalf of the Atlantic Group in accordance with the terms hereof.

Wachovia has been requested and is willing to act as Administrative Agent on behalf of the Co-Agents and the Purchasers in accordance with the terms hereof.

ARTICLE I.

PURCHASE ARRANGEMENTS

Section 1.1 Purchase Facility.

(a) On the terms and subject to the conditions set forth in this Agreement:

(i) Seller may from time to time on and after the Closing Date and prior to the Amortization Date for each applicable Group, sell and assign Receivable Interests to each of the Groups, ratably in accordance with the Groups’ respective Group Limits, by delivering a Purchase Notice to the Administrative Agent in accordance with Section 1.2; and

(ii) Not later than 12:00 p.m. (New York time) on the proposed date of each Incremental Purchase, each of the Co-Agents shall determine whether its Conduit will acquire its Group’s Receivable Interest, and in the event that any applicable Conduit elects not to make any such acquisition (each such Conduit, a “Declining Conduit”), its Co-Agent shall promptly notify Seller and the Declining Conduit’s Committed Purchaser(s) of such fact, whereupon, unless Seller notifies each of the Co-Agents that it wishes to cancel the proposed Incremental Purchase as to all Groups, each Declining Purchaser’s Committed

Purchaser(s) severally agrees to acquire on such proposed date of purchase its Ratable Share of such Declining Conduit’s Receivable Interest, on the terms and subject to the conditions hereof, provided that (A) at no time may the Group Invested Amount of any Group at any one time outstanding exceed such Group’s Group Limit, and (B) at no time may the Aggregate Invested Amount outstanding hereunder exceed the lesser of (1) the Facility Limit and (2) the Net Pool Balance less the Required Reserve.

(b) Each Conduit’s Committed Purchaser(s)’ Commitments to Seller under this Agreement shall terminate on such Group’s Amortization Date (although their Liquidity Commitments to their respective Conduits may continue beyond such date). Nothing contained in this Agreement shall, or shall be deemed to, constitute a commitment by any Conduit to acquire any Receivable Interest.

(c) Seller may upon at least ten (10) days’ irrevocable notice to the applicable Co-Agent, with a copy to the Administrative Agent, terminate in whole or reduce in part the unused portion of any Group’s Group Limit; provided that (i) each partial reduction of a Group Limit shall be in an aggregate amount at least equal to $10,000,000 and any larger integral multiple of $1,000,000, (ii) in no event shall any Group’s Group Limit be reduced to less than $40,000,000 unless it is reduced to $0, (iii) each partial reduction of a Group Limit shall reduce that Group’s Committed Purchaser(s)’ Commitments ratably in accordance with their respective Ratable Shares, and (iv) each reduction of a Group Limit shall reduce the Facility Limit in a like amount.

Section 1.2 Increases. Seller shall provide the Administrative Agent with at least one (1) Business Day’s prior written notice in the form set forth as Exhibit II hereto of each Incremental Purchase (each, a “Purchase Notice”) not later than 1:00 p.m. (New York time) on the Business Day prior to the proposed purchase date. The Administrative Agent shall promptly deliver a copy of each Purchase Notice to the Co-Agents no later than 3:00 p.m. (New York time) on such Business Day. Each Purchase Notice shall be subject to Article VI hereof, shall be irrevocable, and shall specify:

(a) the requested ratable Purchase Price for each Group’s Receivable Interest which shall not be less than $3,000,000 for any Group or a larger integral multiple of $1,000,000 unless such Group’s then available Group Limit is less than $3,000,000 or such larger integral multiple thereof,

(b) the proposed date of such Incremental Purchase, and

(c) in case an Incremental Purchase is ultimately funded by any Conduit’s Committed Purchaser(s), the requested Yield Rate and Interest Period.

Following receipt of a copy of a Purchase Notice from the Administrative Agent, each Co-Agent will determine whether its Conduit agrees to acquire the Receivable Interest being offered to it. If any applicable Conduit declines to make a proposed acquisition, then the Incremental Purchase to that Group will be funded by such Conduit’s Committed Purchaser(s). On the date of each Incremental Transfer, subject to prior satisfaction of the applicable conditions precedent set forth in Article VI, each of the applicable Conduits or its Committed Purchaser(s), as applicable, shall use its best efforts to authorize the release of a wire transfer in immediately available funds to be deposited into the Facility Account, no later than 3:00 p.m. (New York time), in an amount equal to (i) in the case of a Conduit, the Purchase Price for its Group’s Receivable Interest or (ii) in the case of a Committed Purchaser, such Committed Purchaser’s Ratable Share of such Purchase Price.

Section 1.3 Decreases. Not later than 1:00 p.m. (New York time) on a Business Day that gives effect to the Required Notice Period, Seller shall provide the Administrative Agent with prior written notice in substantially the form of Exhibit III hereto and in conformity with the Required Notice Period (each, a “Reduction Notice”) of any proposed reduction in the Groups’ respective Group Invested Amounts. The Administrative Agent shall promptly deliver such notice to the Co-Agents. Each Reduction Notice shall be irrevocable and shall designate (a) the date (the “Proposed Reduction Date”) upon which any such reduction shall occur, and (b) the amount of each applicable Group’s Group Reduction (which shall be ratable in accordance with their respective Group Limits). Only one (1) Reduction Notice shall be outstanding at any time.

Section 1.4 Payment Requirements. All amounts to be paid or deposited by any Seller Party pursuant to any provision of this Agreement or the Fee Letter shall be paid or deposited in accordance with the terms hereof by wire transfer authorized to be released by such Seller Party no later than 2:00 p.m. (New York time) on the day when due in immediately available funds, and if such wire transfer is not authorized to be released by 2:00 p.m. (New York time) the amounts to be paid or deposited shall be deemed to be received on the next succeeding Business Day. If such amounts are payable to the Blue Ridge Agent, the Administrative Agent, or to a member of the Blue Ridge Group, they shall be paid to account #2000010384921 at Wachovia Bank, National Association, in Charlotte, North Carolina, ABA No. 053000219 until otherwise notified by the Blue Ridge Agent or the Administrative Agent (the “Blue Ridge Group Account”). If such amounts are payable to the Jupiter Agent or to a member of the Jupiter Group, they shall be paid to account no. #59-48118 at Bank One, NA, in Chicago, Illinois, ABA No. 071000013 until otherwise notified by the Jupiter Agent (the “Jupiter Group Account”). If such amounts are payable to the Atlantic Agent or to a member of the Atlantic Group, they shall be paid to account #01-88485-3701-00-001 at Credit Lyonnais New York Branch, in New York, New York, ABA No. #026008073 until otherwise notified by the Atlantic Agent (the “Atlantic Group Account”). If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

Section 1.5 Computations. All computations of Yield, per annum fees calculated as part of any Conduit’s CP Costs, and per annum fees hereunder and under the Fee Letters, shall be made on the basis of a year of 360 days for the actual number of days elapsed for the Calculation Period then most recently ended.

Section 1.6 Extension of Liquidity Termination Date. Seller may request that one or more of the Groups extend their respective Liquidity Termination Dates for one or more periods of 364 days by written notice delivered to each such Group’s Co-Agent no later than the 90th day prior to the existing Liquidity Termination Date. If any such Group fails to approve any extension of its Liquidity Termination Date by the 60th day prior thereto, or if the Seller does not request that a Group extend its Liquidity Termination Date, the Seller will have until the originally scheduled Liquidity Termination Date for such Group to find another A1/P1 or better rated multi-seller commercial paper conduit and committed purchasers (which may include the members of an existing Group) to accept an assignment of the non-approving Group’s Receivable Interests and Commitments, as applicable. If such replacements cannot be located within such period, the applicable Group’s Receivable Interests will amortize as originally scheduled, but the remaining Groups Liquidity Termination Dates will be extended for another 364 days from the originally scheduled Liquidity Termination Date. If such replacements are located, each non-approving or non-requested Group shall assign its Receivable Interests and Commitments, as applicable, as of the existing Liquidity Termination Date, to such replacements, whereupon its assignees’ Liquidity Termination Date, as well as the Liquidity Termination Date for each remaining Group, shall be extended for 364-days. Seller acknowledges and agrees that Seller will cause the Rebate Contract Opinion to be updated upon the request of any Group in connection with any extension of the Liquidity Termination Date hereunder.

ARTICLE II.

PAYMENTS AND COLLECTIONS

Section 2.1 Payments. Seller shall immediately pay to each of the Co-Agents when due, for the account of the relevant Purchaser or Purchasers in its Group, on a full recourse basis, all of the following (collectively, the “Recourse Obligations”):

(a) such fees as set forth in the Fee Letters,

(b) all amounts payable as CP Costs,

(c) all amounts payable as Yield,

(d) all amounts payable as Deemed Collections (which shall be immediately due and payable by Seller and applied to reduce outstanding Aggregate Invested Amount hereunder in accordance with Sections 2.2 and 2.3 hereof),

(e) all amounts required pursuant to Section 2.6,

(f) all amounts payable pursuant to Article X, if any,

(g) all costs and expenses of the Servicers, including their respective shares of the Servicing Fee, in connection with servicing, administering and collecting the Receivables, such amounts to be paid to the Servicers on behalf of the Purchasers,

(h) all Broken Funding Costs (which shall be immediately due and payable by Seller upon the occurrence of any Group Reduction giving rise thereto), and

(i) all Default Fees (which shall be immediately due and payable by Seller upon demand).

If Seller fails to pay any of the Recourse Obligations when due, Seller agrees to pay, on demand, the Default Fee in respect thereof until paid. Notwithstanding the foregoing, no provision of this Agreement or the Fee Letters shall require the payment or permit the collection of any amounts hereunder in excess of the maximum permitted by applicable law.

Section 2.2 Collections and Reinvestments Prior to Amortization.

(a) On each day prior to a particular Group’s Amortization Date, such Group’s Outstanding Percentage as of the end of the prior Business Day of (i) all Deemed Collections and (ii) all Collections in each case, received or deemed received by any Seller Party on such day (such Group’s Outstanding Percentage of such Deemed Collections and Collections referred to herein as such Group’s “Group Collections”) shall be set aside and held in trust by the Servicers either for the payment of any accrued and unpaid Aggregate Unpaids owing to the members of such Group or for a Reinvestment by such Group with such Group’s Group Collections as provided in this Section 2.2 (which obligation to hold in trust shall be satisfied, prior to the applicable Settlement Date, upon the marking by each applicable Servicer on its books and records to reflect the interest of the applicable Group in such Collections and Deemed Collections).

(b) If on any day prior to a particular Group’s Amortization Date, provided that no Amortization Event exists and is continuing, any Group Collections are received for the account of such Group pursuant to Section 2.2(a), Seller hereby requests — and the Purchasers in that Group hereby agree to make, simultaneously with such receipt — a reinvestment (each, a “Reinvestment”) with all or a portion of such Group Collections such that after giving effect to such receipt and Reinvestment, that Group’s Group Invested Amount will equal its Group Invested Amount immediately prior to such receipt and Reinvestment.

(c) On each Settlement Date prior to the occurrence of a particular Group’s Amortization Date, the Servicer shall remit to the applicable Group Account such Group’s Group Collections set aside pursuant to Section 2.2(a) during the preceding Settlement Period that have not been subject to a Reinvestment and apply such amounts (if not previously paid in accordance with Section 2.1) to reduce unpaid Recourse Obligations owing to the members of that Group. Once such Group’s Recourse Obligations have been reduced to zero, any of its remaining Group Collections shall (i) if applicable, be remitted to the applicable Group Account by wire transfer authorized to be released by the Servicer no later than 2:00 p.m. (New York time) to the extent required to fund any applicable Group Reduction on such Settlement Date and (ii) thereafter be remitted to Seller on such Settlement Date.

Section 2.3 Collections Following Amortization.

(a) On each day on or after the occurrence of a particular Group’s Amortization Date and on each date on which an Unmatured Amortization Event is continuing, such Group’s Group Collections shall be set aside in one or more separate segregated Lock-Box Accounts and held in trust therein by the Servicers for the payment on the next Settlement Date of any accrued and unpaid Aggregate Unpaids owing to the members of such Group as provided in Section 2.3(b). On each day on or after the occurrence of a particular Group’s Amortization Date, such Group’s Group Collections shall be set aside in a separate segregated Lock-Box Account and held in trust therein by the Servicers for the payment on the next Settlement Date of any accrued and unpaid Aggregate Unpaids owing to the members of such Group as provided in Section 2.3(b).

(b) On each Settlement Date occurring on or after a particular Group’s Amortization Date, the Servicers shall remit to the applicable Group Account such Group’s Group Collections and apply such amounts in the following order of priority:

first, to payment of such Group’s Outstanding Percentage as of the end of the prior Business Day of all Servicer costs and expenses, including the Servicing Fee, in connection with servicing, administering and collecting the Receivables, second, to such Group’s Outstanding Percentage as of the end of the prior Business Day of the Administrative Agent’s costs of collection and enforcement of this Agreement,

third, ratably to the payment of all accrued and unpaid fees under such Group’s Fee Letter, and to all CP Costs, Default Fees and Yield owing to members of that Group,

fourth, ratably to reduction of such Group’s Group Invested Amount,

fifth, for the ratable payment of all remaining Recourse Obligations, and sixth, after the Aggregate Unpaids owing to such Group have been reduced to zero, to Seller.

Section 2.4 Payment Rescission. No payment of any Aggregate Unpaids shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. Seller shall remain obligated, only to the extent it was obligated prior to such rescission, for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the applicable Co-Agent (for application to the Person or Persons who suffered such rescission, return or refund) the full amount thereof, plus the Default Fee from the date of any such rescission, return or refunding.

Section 2.5 Maximum Receivable Interests. Seller shall ensure that the percentage computed in the definition of Receivable Interests with respect to all Purchasers at no time exceeds in the aggregate 100%. If such percentage exceeds 100%, Seller shall pay to the Co-Agents ratably an aggregate amount to be applied to reduce such Co-Agents’ Group Invested Amount (as allocated between Group members by such Co-Agent), such that after giving effect to such payment, such percentage does not exceed 100%.

Section 2.6 Clean Up Call. In addition to Seller’s rights pursuant to Sections 1.1(c) and 1.3, Seller shall have the right (after providing written notice to the Co-Agents in accordance with the Required Notice Period), on any Settlement Date following the reduction of the Aggregate Invested Amount to a level that is less than 10.0% of the highest Facility Limit to repay the Aggregate Unpaids in full and to cancel the Commitments of the Committed Purchasers and this Agreement in its entirety.

Section 2.7 Right of Setoff. The Administrative Agent, each Co-Agent, each of the Conduits and each of the Committed Purchasers is hereby authorized (in addition to any other rights it may have) at any time after the occurrence and during the continuation of an Amortization Event, to set-off, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by any such Person to, or for the account of, the Seller against the amount of the Aggregate Unpaids owing by Seller to such Person (even if contingent or unmatured).

ARTICLE III.

CONDUIT FUNDING

Section 3.1 CP Costs. Seller shall pay CP Costs with respect to the Invested Amount associated with each Receivable Interest of a Conduit for each day that any Invested Amount in respect of such Receivable Interest is outstanding. Each Receivable Interest of Blue Ridge or Jupiter that is funded substantially with Pooled Commercial Paper will accrue CP Costs each day on a pro rata basis, based upon the percentage share the Invested Amount in respect of such Receivable Interest represents in relation to all assets held by such Conduit and funded substantially with related Pooled Commercial Paper.

Section 3.2 Selection of CP Tranche Periods for Atlantic

(a) Except upon the occurrence and during the continuance of an Amortization Event, Seller in its Purchase Notice may request CP Tranche Periods from time to time to apply to Atlantic’s receivable Interests; provided, however, that (i) at least one CP Tranche Period of Atlantic shall mature on each Settlement Date and (ii) no CP Tranche Period of Atlantic may extend beyond Atlantic’s Liquidity Termination Date.

(b) While the Atlantic Agent will use reasonable efforts to accommodate Seller’s requests for CP Tranche Periods except during the continuance of an Amortization Event, the Atlantic Agent shall have the right to subdivide any requested Receivable Interest of Atlantic into one or more Receivable Interest of different CP Tranche Periods, or, if the requested period is not feasible, to suggest an alternative CP Tranche Period.

(c) Unless the Atlantic Agent shall have received written notice by 12:00 noon (New York City time) on the second Business Day prior to the last day of a CP Tranche Period that Seller intends to reduce the Aggregate Net Investment, the Atlantic Agent and Atlantic shall be entitled to assume that Seller desires to refinance the maturing tranche of Atlantic’s Commercial Paper on the last day of its CP Tranche Period with new tranche having a substantially similar CP Tranche Period; provided, however, (i) that Seller shall remain liable to pay in cash any portion of the Invested Amount or Yield on the maturing tranche of Commercial Paper when due to the extent that Atlantic cannot issue Commercial Paper or obtain funds under its Liquidity Agreement in the precise amount necessary to refinance the maturing Commercial Paper tranche and pay the accrued and unpaid discount thereon, and (ii) in no event shall Atlantic be required to maintain more than six outstanding CP Tranche Periods at any one time..

Section 3.3 CP Costs Payments. On each Settlement Date, Seller shall pay to each of the Co-Agents (for the benefit of its Conduit) an aggregate amount equal to all accrued and unpaid CP Costs in respect of the Invested Amount associated with all Receivable Interests funded with Commercial Paper of such Conduit for the immediately preceding Settlement Period in accordance with Article II.

Section 3.4 Calculation of CP Costs. Not later than the 5th Business Day after the end of each Calculation Period, each Co-Agent shall calculate the aggregate amount of CP Costs allocated to the Invested Amount of its Conduit’s Receivable Interests for the applicable Calculation Period and shall notify Seller of such aggregate amount. Such calculation shall represent actual CP Costs for the Calculation Period then most recently ended in the case of Blue Ridge or Jupiter.

ARTICLE IV.

COMMITTED PURCHASER FUNDING

Section 4.1 Committed Purchaser Funding. Each Receivable Interest of any Group’s Committed Purchaser(s) shall accrue Yield for each day during its Interest Period at either the LIBO Rate or the Alternate Base Rate in accordance with the terms and conditions hereof. Until Seller gives notice to the applicable Co-Agent of another Yield Rate in accordance with Section 4.4, the initial Yield Rate for any Receivable Interest transferred by a Conduit to its Committed Purchasers pursuant to the terms and conditions of its Liquidity Agreement, or funded by its Committed Purchaser(s) pursuant to this Agreement, shall be the Alternate Base Rate. If any Conduit’s Committed Purchaser(s) acquire(s) by assignment from such Conduit any Receivable Interest pursuant to the applicable Liquidity Agreement, each Receivable Interest so assigned shall each be deemed to have a new Interest Period commencing on the date of any such assignment.

Section 4.2 Yield Payments. On the Settlement Date for each Receivable Interest of a Group’s Committed Purchaser(s), Seller shall pay to the applicable Co-Agent (for the ratable benefit of the Committed Purchasers in its Group) an aggregate amount equal to the accrued and unpaid Yield for the entire Interest Period of each such Receivable Interest in accordance with Article II.

Section 4.3 Selection and Continuation of Interest Periods.

(a) Seller shall from time to time request Interest Periods for the Receivable Interests of the Committed Purchasers in such Co-Agent’s Group, provided that if at any time such Committed Purchasers shall have a Receivable Interest outstanding, Seller shall always request Interest Periods such that at least one Interest Period shall end on the date specified in clause (a) of the definition of Settlement Date.

(b) Seller or the applicable Co-Agent, upon notice to and consent by the other received at least three (3) Business Days prior to the end of a Interest Period (a “Terminating Tranche”) for any Receivable Interest, may, effective on the last day of such Terminating Tranche: (i) divide any such Receivable Interest into multiple Receivable Interests, (ii) combine any such Receivable Interest with one or more other Receivable Interests that have a Terminating Tranche ending on the same day as such Terminating Tranche or (iii) combine any such Receivable Interest with a new Receivable Interest to be acquired by such Co-Agent’s Group on the day such Terminating Tranche ends, provided that in no event may a Receivable Interest of a Conduit be combined with a Receivable Interest of its Committed Purchasers.

Section 4.4 Committed Purchaser Yield Rates. Seller may select the LIBO Rate or the Alternate Base Rate for each Receivable Interest of any Conduit’s Committed Purchasers. Seller shall by 12:00 p.m. (New York time): (i) at least three (3) Business Days prior to the expiration of any Terminating Tranche with respect to which the LIBO Rate is being requested as a new Yield Rate and (ii) at least one (1) Business Day prior to the expiration of any Terminating Tranche with respect to which the Alternate Base Rate is being requested as a new Yield Rate, give the applicable Co-Agent irrevocable notice of the new Yield Rate and Interest Period for the Receivable Interest associated with such Terminating Tranche. Until Seller gives notice to the applicable Co-Agent of another Yield Rate, the initial Yield Rate for any Receivable Interest transferred to the Committed Purchasers in its Group pursuant to the terms and conditions of the applicable Liquidity Agreement shall be the Alternate Base Rate.

Section 4.5 Suspension of the LIBO Rate.

(a) If any Committed Purchaser notifies the applicable Co-Agent that it has determined that funding its Ratable Share of the Receivable Interests of the Committed Purchasers in its Group at a LIBO Rate would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, due to a Regulatory Change, or that (i) deposits of a type and maturity appropriate to match fund its Receivable Interests at such LIBO Rate are not available or (ii) such LIBO Rate does not accurately reflect the cost of acquiring or maintaining a Receivable Interest at such LIBO Rate, then such Co-Agent shall suspend the availability of such LIBO Rate for its Group and require Seller to select the Alternate Base Rate for any Receivable Interest of its Group funded by its Committed Purchasers.

(b) If less than all of the Committed Purchasers in a Group give a notice to their applicable Co-Agent pursuant to Section 4.5(a), each Committed Purchaser which gave such a notice shall be obliged, at the request of Seller, the applicable Conduit or the applicable Co-Agent, to assign all of its rights and obligations hereunder to (i) another Committed Purchaser or (ii) another funding entity nominated by Seller or such Co-Agent that is acceptable to the applicable Conduit and willing to participate in this Agreement through the Liquidity Termination Date in the place of such notifying Committed Purchaser; provided that (A) the notifying Committed Purchaser receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such notifying Committed Purchaser’s Ratable Share of the Invested Amount owing to all of the Committed Purchasers in its Group and all accrued but unpaid fees and other costs and expenses payable in respect of its Ratable Share of the Receivable Interests of such Committed Purchasers, and (B) the replacement Committed Purchaser otherwise satisfies the requirements of Section 12.1(b).

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

Section 5.1 Representations and Warranties of the Seller Parties. Each Seller Party hereby represents and warrants to the Agents and the Purchasers, as to itself, as of the date hereof and as of the date of each Incremental Purchase and the date of each Reinvestment that:

(a) Existence and Power. Such Seller Party is a corporation or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all corporate or limited liability company power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted. Such Seller Party is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

(b) Company and Governmental Authorization; Contravention. The execution, delivery and performance by such Seller Party of this Agreement and the other Transaction Documents to which such Seller Party is a party are within such Seller Party’s corporate or limited liability company powers, as the case may be, have been duly authorized by all necessary corporate or limited liability company action, as applicable, require no action by or in respect of, or filing with, any Official Body or official thereof (other than the filing of financing statements), and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of the Organizational Documents of such Seller Party or of any agreement or of any judgment, injunction, order, writ, decree or other instrument binding upon such Seller Party or result in the creation or imposition of any Adverse Claim on the assets of such Seller.

(c) Binding Effect. Each of this Agreement and the other Transaction Documents to which such Seller Party is a party constitutes the legal, valid and binding obligation of such Seller Party, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and general equitable principles (whether considered in a proceeding at law or in equity).

(d) Good Title. Immediately preceding each Purchase hereunder, Seller shall be the owner of all of the Receivables, free and clear of all Adverse Claims (other than Adverse Claims in favor of the Administrative Agent, as agent for the Groups). On or prior to each Incremental Purchase and Reinvestment, all financing statements and other documents required to be recorded or filed in order to perfect and protect the Receivable Interests against all creditors of, and purchasers from, Seller and the Originators will have been duly filed in each filing office necessary for such purpose, and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

(e) Accuracy of Information. All information heretofore furnished by or on behalf of such Seller Party (including, without limitation, any Monthly Report, Weekly Report or financial statement) to any of the Agents or Purchasers for purposes of, or in connection with, this Agreement and the other Transaction Documents are, and all such information hereafter furnished by or on behalf of such Seller Party to any of the Agents or Purchasers will be, true and correct in all material respects, on the date such information is stated or certified.

(f) Tax Status. Such Seller Party has filed all tax returns (Federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges.

(g) Action, Suits. Except as set forth in Exhibit IV hereof (as may be amended by the Seller Parties from time to time), there are no actions, suits or proceedings pending or, to the knowledge of such Seller Party threatened, against or affecting such Seller Party or any Affiliate thereof or their respective properties, in or before any court, arbitrator or other body, which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(h) Use of Proceeds. No proceeds of any Purchase will be used by Seller (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

(i) Place of Business. The principal place of business and chief executive office of Seller is located at the address indicated on Exhibit V hereto, and the offices where Seller keeps all its Records, are located at the address(es) described on Exhibit V or such other locations notified to the Administrative Agent in accordance with Section 7.2(f) hereof in jurisdictions where all action required by such Section has been taken and completed.

(j) Perfection. Upon each Incremental Purchase and Reinvestment, the Administrative Agent, as agent for the Groups, shall acquire (i) a valid and perfected first priority undivided percentage ownership interest to the extent of the Receivable Interests or (ii) a first priority perfected security interest in each Receivable that exists on the date of such Incremental Purchase or Reinvestment and in the Related Security, Collections and Proceeds with respect thereto, in either case free and clear of any Adverse Claim.

(k) Tradenames, Etc. As of the date hereof: (i) each of the Seller Parties has only the divisions listed on Exhibit V hereto; and (ii) each of the Seller Parties has, within the last five (5) years, operated only under the tradenames identified on such Exhibit, and, within the last five (5) years, has not changed its name, merged with or into or consolidated with any other Person or been the subject of any proceeding under the Bankruptcy Code, except as disclosed in such Exhibit.

(l) Nature of Receivables. Each Receivable (i) represented by any Seller Party to be an Eligible Receivable (including in any Monthly Report or Weekly Report) or (ii) included in the calculation of the Net Pool Balance in fact satisfies at such time the definition of “Eligible Receivable”.

(m) Purchase Limit and Maximum Receivable Interests. Immediately after giving effect to each Incremental Purchase and Aggregate Reduction hereunder, the Aggregate Invested Amount is less than or equal to the Facility Limit and the aggregate of the percentage computed in the definition of Receivable Interests does not exceed 100%.

(n) Credit and Collection Policy. Since January 1, 2004, there have been no material changes in the Credit and Collection Policy, other than as permitted hereunder. Since such date, no material adverse change has occurred in the overall rate of collection of the Receivables.

(o) Collections and Servicing. Since January 1, 2004, there has been no material adverse change in the ability of the Servicers (to the extent they are Originators, Seller or any Subsidiary or Affiliate of any of the foregoing) to service and collect the Receivables.

(p) No Amortization Event or Unmatured Amortization Event. No event has occurred and is continuing and no condition exists which constitutes an Amortization Event or an Unmatured Amortization Event.

(q) Not a Holding Company or an Investment Company. Such Seller Party is not a “holding company” or a “subsidiary holding company” of a “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. Such Seller Party is not an “investment company” within the meaning of the Act, or any successor statute.

(r) ERISA. Each of Seller and its ERISA Affiliates is in compliance in all material respects with ERISA, and no lien exists in favor of the PBGC on any of the Receivables.

(s) Lock-Box Accounts. The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified in Exhibit VI hereto (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have been notified to the Administrative Agent and for which Lock-Box Agreements have been executed and delivered to the Servicers and the Administrative Agent). All Obligors have been instructed to make payment to a Lock-Box Account, and only Collections are deposited into a Lock-Box Account.

(t) Bulk Sales. No transaction contemplated hereby or by the Receivables Sale Agreement requires compliance with any “bulk sales” act or similar law.

(u) Transfers Under Receivables Sale Agreement. Each Receivable which has been transferred to Seller by an Originator has been purchased by Seller from such Originator pursuant to, and in accordance with, the terms of the Receivables Sale Agreement.

(v) Preference; Voidability. Seller shall have given reasonably equivalent value to the applicable Originator in consideration for the transfer to Seller of the Receivables and Related Security, Collections and Proceeds with respect thereto from such Originator, and each such transfer shall not have been made for or on account of an antecedent debt owed by such Originator to Seller, and no such transfer is or may be voidable under the Bankruptcy Code.

(w) Subsidiaries. Seller has no Subsidiaries and is not engaged in any joint venture with any other Person.

(x) Ownership. All of Seller’s issued and outstanding Stock is owned by Caremark free and clear of any Adverse Claim. There are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which Seller may be required to issue, sell, repurchase or redeem any of its Stock.

(y) Separateness. Seller is operated in such a manner that the separate legal existence of Seller will not be disregarded in the event of a bankruptcy or insolvency of any Originator.

(z) Brokers. No broker or finder acting on behalf of Seller was employed or utilized in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby and the Seller has no obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

Section 5.2 Reaffirmation of Representations and Warranties by Seller. On each day that a Purchase is made hereunder, Seller, by accepting the proceeds of such Purchase, shall be deemed to have certified that all representations and warranties described in Section 5.1 hereof are true and correct on and as of such day as though made on and as of such day.

ARTICLE VI.

CONDITIONS OF PURCHASES

Section 6.1 Conditions Precedent to Initial Incremental Purchase. The initial Incremental Purchase of a Receivable Interest under this Agreement is subject to the conditions precedent that:

(a) the Administrative Agent shall have received on or before the date of such Incremental Purchase those documents listed on Schedule A, and

(b) each of the Agents shall have received all fees and expenses required to be paid on such date pursuant to the terms of this Agreement and the Fee Letters.

Section 6.2 Conditions Precedent to All Incremental Purchases and Reinvestments. Each Incremental Purchase and each Reinvestment shall be subject to the further conditions precedent that:

(a) as of the date on which the applicable Purchase Notice was delivered in the case of each such Incremental Purchase or Reinvestment, the

Servicers shall have delivered to the Co-Agents, in form and substance reasonably satisfactory to each of the Co-Agents, all Monthly Reports and Weekly Reports as and when due under Section 8.7, taking into account any applicable cure periods,

(b) the Amortization Date shall not have occurred and an Unmatured Amortization Event shall not have occurred and be continuing,

(c) the Agents shall have received such other approvals, opinions or documents as any of them may reasonably request, and

(d) on the date of each such Incremental Purchase or Reinvestment and after giving effect thereto, the following statements shall be true (and acceptance of the proceeds of such Incremental Purchase or Reinvestment shall be deemed a representation and warranty by Seller that such statements are then true):

(i) the representations and warranties set forth in Section 5.1 are true and correct in all material respects on and as of the date of such Incremental Purchase or Reinvestment as though made on and as of such date;

(ii) no event has occurred and is continuing, or would result from such Incremental Purchase or Reinvestment, that will constitute an Amortization Event, and no event has occurred and is continuing, or would result from such Incremental Purchase or Reinvestment, that would constitute an Unmatured Amortization Event;

(iii) the Aggregate Invested Amount does not exceed the lesser of (A) the Facility Limit, and (B) the Net Pool Balance less the Required Reserves; and

(iv) the percentage computed in the definition of Receivable Interests does not exceed in the aggregate 100%.

It is expressly understood that each Reinvestment shall, unless otherwise directed by the Administrative Agent, occur automatically on each day that either of the Servicers shall receive any Collections without the requirement that any further action be taken on the part of any Person and notwithstanding the failure of Seller to satisfy any of the foregoing conditions precedent in respect of such Reinvestment. The failure of Seller to satisfy any of the foregoing conditions precedent in respect of any Reinvestment shall give rise to a right of the Administrative Agent, which right may be exercised at any time on demand of the Administrative Agent, to rescind the related Purchase and direct Seller to pay to the Administrative Agent’s Account, for the benefit of the Co-Agents, an amount equal to the Collections prior to the Facility Termination Date that shall have been applied to the affected Reinvestment.

ARTICLE VII.

COVENANTS

Section 7.1 Affirmative Covenants. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, as set forth below:

(a) Financial Reporting. Each of the Seller Parties will furnish to the Agents:

(i) Annual Reporting. Within ninety-five (95) days after the close of Seller’s and Parent’s fiscal years, unaudited annual financial statements (in the case of Seller) and audited financial statements (in the case of Parent), prepared in accordance with GAAP on a consolidated basis (in the case of Parent) for (A) Seller and (B) Parent, including balance sheets as of the end of such period, related statements of operations, shareholder’s equity and cash flows, accompanied by an unqualified audit report certified by KPMG LLP or other independent certified public accountants of nationally recognized standing, prepared in accordance with generally accepted auditing standards and any management letter prepared by said accountants and by a certificate of said accountants that, in the course of their regular audit, such accountants have not obtained any knowledge of any Amortization Event or Unmatured Amortization Event that has occurred, or if, in the opinion of such accountants, any Amortization Event or Unmatured Amortization Event shall exist, stating the nature and status thereof (it being agreed that the requirements of this subsection with respect to Parent may be satisfied by the delivery of the applicable annual report on Form 10-K of Parent to the Securities and Exchange Commission).

(ii) Quarterly Reporting. Within fifty (50) days after the close of the first three (3) quarterly periods of Seller’s and Parent’s fiscal years, unaudited financial statements for Parent and Seller, consolidated (in the case of Parent) unaudited balance sheets as of the close of each such period and consolidated (in the case of Parent) related statements of operations, shareholder’s equity and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by each of its senior financial officer (it being agreed that the requirements of this subsection with respect to Parent may be satisfied by the delivery of the applicable quarterly report on Form 10-Q of Parent to the Securities and Exchange Commission.

(iii) [Intentionally Omitted].

(iv) Notice of Amortization Events, Unmatured Amortization Events and other Material Adverse Events. Promptly, but in any event no later than two (2) Business Days, after a Responsible Officer of Seller knows of the occurrence of (A) an Amortization Event, (B) an Unmatured Amortization Event, or (C) any other event which has had, or could reasonably be expected to have a Material Adverse Effect, a statement of the chief financial officer or chief accounting officer of Seller setting forth details of such event and, in the case of an Amortization Event or Unmatured Amortization Event, the action which the applicable Seller Party proposes to take with respect thereto.

(v) Change in Credit and Collection Policy. Within ten (10) days after the date of any material change or amendment in the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect marked to indicate such change or amendment).

(vi) Credit and Collection Policy. If requested by the Administrative Agent, within ninety-five (95) days after the close of each of the Servicers’ and Seller’s fiscal years, if the Credit and Collection Policy is in written form, a complete copy of the Credit and Collection Policy then in effect.

(vii) ERISA. Promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event (as defined in Article IV of ERISA) which any Seller Party or any ERISA Affiliate of any Seller Party files under ERISA with the Internal Revenue Service, the PBGC or the U.S. Department of Labor or which any Seller Party or any or its ERISA Affiliates receives from the Internal Revenue Service, the PBGC or the U.S. Department of Labor.

(viii) [Intentionally Omitted].

(ix) [Intentionally Omitted].

(x) Other Information. Such other information (including non-financial information) as any of the Agents may from time to time reasonably request with respect to any Seller Party or any Subsidiary of any Seller Party.

(b) Conduct of Business. Each of the Seller Parties will, and will cause each of its Subsidiaries to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, as the case may be, validly existing and in good standing as a domestic corporation or limited liability company in its jurisdiction of incorporation or organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except in each case where the failure to do so is not likely to have a Material Adverse Effect.

(c) Compliance with Laws. Each of the Seller Parties will and will cause its Subsidiaries to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it or its respective properties may be subject, except where the failure to be in compliance is not likely to have a Material Adverse Effect.

(d) Furnishing of Information and Inspection of Records. Each of the Seller Parties will furnish to the Agents from time to time such information with respect to the Receivables as any of the Agents may reasonably request, including, without limitation, listings identifying the Obligor and the Outstanding Balance for each Receivable, together with an aging of Receivables. Each of the Seller Parties will at any time and from time to time during regular business hours and upon reasonable notice and at the expense of the Seller Parties permit the Administrative Agent or any Co-Agent, or any of their respective agents or representatives, (i) to examine and make copies of and abstracts from all Records and (ii) to visit the offices and properties of the Seller Parties, as applicable, for the purpose of examining such Records, and to discuss matters relating to the Receivables or such Seller Party’s performance hereunder and under the other Transaction Documents to which such Person is a party with any of the officers, directors, employees or independent public accountants of any Seller Party having knowledge of such matters.

(e) Keeping of Records and Books of Account. Each of Seller and the Originators will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). Each of Seller and the Originators will give the Administrative Agent notice of any material change in the administrative and operating procedures of Seller or the Originators, as applicable, referred to in the previous sentence.

(f) Performance and Compliance with Receivables and Contracts. Seller will require each of the Originators to timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by such Originator under the Contracts related to the Receivables.

(g) Credit and Collection Policies. Each of the Seller Parties will comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

(h) Collections. Each of the Seller Parties shall instruct all Obligors to remit Collections directly to a Lock-Box Account.

(i) Collections Received. Each of Seller and the Servicers shall hold in trust, and remit immediately (but in any event no later than one (1) Business Day following its receipt thereof) to a Lock-Box Account all Collections received from time to time by Seller or such Servicer, as the case may be.

(j) Sale Treatment. Seller will not, and no Seller Party will authorize any Originator to, account for or otherwise treat the transactions contemplated by the Receivables Sale Agreement in any manner other than as a sale or capital contribution of Receivables by the Originators to Seller. In addition, the Seller shall (and each Seller Party shall require each of the Originators to) disclose (in a footnote or otherwise) in all of its respective financial statements (including any such financial statements consolidated with any other Person’s financial statements) the existence and nature of the transactions contemplated by the Receivables Sale Agreement and the interest of Seller (and security interest of the Administrative Agent) in the Receivables and Related Security, Collections and Proceeds with respect thereto.

(k) Separate Business. Seller shall not engage in any business not permitted by its Organizational Documents as in effect on the Effective Date.

(l) Organizational Documents. Seller shall only amend, alter, change or repeal its Organizational Documents with the prior written consent of the Administrative Agent (acting at the direction of the Co-Agents).

(m) Net Worth. Seller shall at all times have a net worth (as defined in accordance with GAAP) of at least $60,000,000.

(n) Enforcement of Receivables Sale Agreement. Seller shall use its best efforts to enforce all rights held by it under the Receivables Sale Agreement and shall not waive any breach of any covenant contained in Section 5.1 thereunder without the prior written consent of the Required Co-Agents.

(o) Separate Existence. Seller shall at all times:

(i) maintain its own deposit account or accounts, separate from those of any Affiliate, with commercial banking institutions and ensure that the funds of Seller will not be diverted to any other Person or for other than limited liability company uses of Seller, nor will such funds be commingled with the funds of any Originator or any subsidiary or Affiliate of any Originator (other than funds deposited to a Lock-Box Account, which funds may be commingled for a period not exceeding two (2) Business Days);

(ii) to the extent that it shares the same officers or other employees as any of its Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees;

(iii) to the extent that it jointly contracts with any of its Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that Seller contracts or does business with venders or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods or services are provided, and each such entity shall bear its fair share of such costs;

(iv) enter into all material transactions between Seller and any of its Affiliates, whether currently existing or hereafter entered into, only on an arm’s length basis, it being understood and agreed that the transactions contemplated in the Transaction Documents meet the requirements of this clause (iv);

(v) maintain office space that is physically segregated from the office space of each of the Originators and its respective Affiliates and, to the extent that Seller and any of its Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses;

(vi) conduct its affairs strictly in accordance with its Organizational Documents and observe all necessary, appropriate and customary corporate formalities, including, but not limited to, holding all regular and special members’

and board of managers’ meetings appropriate to authorize all limited liability company action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts;

(vii) not assume or guarantee any of the liabilities of any Originator or any Affiliate thereof;

(viii) have at least one (1) Independent Director who has been engaged through Global Securitization Services, Lord Securities Corporation, AMACAR Group LLC, CT Corporation or any other provider acceptable to the Co-Agents; and

(ix) take, or refrain from taking, as the case may be, all other actions that are necessary to be taken or not to be taken in order to comply with this Section 7.1(o).

(p) Use of Proceeds. Seller shall utilize the proceeds of the Purchases made hereunder solely for (i) the purchase of Receivables from the Originators pursuant to the Receivables Sale Agreement, (ii) the payment of dividends to Caremark, (iii) the repayment of Advances under the Subordinated Notes, (iv) the payment of administrative fees or Servicing Fees or expenses to the Servicers or routine administrative or operating expenses, and (v) other general business purposes in each case to the extent any such use would not be in violation of any of the terms of this Agreement and/or the other Transaction Documents.

Section 7.2 Negative Covenants. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, that:

(a) No Sales, Liens, Etc. Except as otherwise provided herein and in the Receivables Purchase Agreement, Seller will not and will not authorize any Originator to, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to (i) any of the Receivables or Related Security, (ii) any inventory or goods, the sale of which may give rise to a Receivable (provided that the Originators may sell inventory and goods in the ordinary course of their respective businesses), or (iii) any account which concentrates in a Lock-Box Bank to which any Collections of any Receivable are sent, or assign any right to receive income in respect thereof.

(b) No Extension or Amendment of Receivables. None of the Seller Parties will extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto, except that if no Amortization Event shall have occurred and be continuing, the applicable Seller Party may, in accordance with the Credit and Collection Policy, extend the maturity or adjust the Outstanding Balance of any Receivable as such Seller Party deems appropriate to maximize Collections thereof or otherwise amend or modify the terms of any Receivable; provided, that the classification of any such Receivable as a

Defaulted Receivable or a Delinquent Receivable shall not be affected by such extension; provided, further, that no such amendment, modification or waiver shall cause or result in the affected Receivable becoming an Eligible Receivable if, prior to amendment, modification or waiver, the affected Receivable was not an Eligible Receivable or prevent such affected Receivable from being excluded as an Eligible Receivable if such affected Receivable would have been excluded as an Eligible Receivable if such amendment, modification or waiver had not been made or granted.

(c) No Change in Business or Credit and Collection Policy. Without, in each case, the consent of the Required Co-Agents, none of the Seller Parties will, or will authorize or any Originator to, make any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, be reasonably likely to impair the collectibility of a material portion of the Receivables or otherwise result in a Material Adverse Effect.

(d) No Mergers, Etc. Seller will not (i) consolidate or merge with or into any other Person, or (ii) pledge, sell, lease or transfer any of the Receivables, the Related Security or any other of its material assets to any other Person (except pursuant to the Transaction Documents).

(e) Change in Payment Instructions to Obligors; Deposits to Lock-Box Accounts. The Seller Parties will not, and will not authorize any Originator to, add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account to or from those listed in Exhibit VI hereto or make any change in its instructions to Obligors regarding payments to be made to any Lock-Box Account, unless (i) such instructions are to deposit such payments to another existing Lock-Box Account or (ii) the Administrative Agent shall have received written notice of such addition, termination or change at least thirty (30) days prior thereto, the Administrative Agent shall have received prior to such termination or change a Lock-Box Agreement executed by each new Lock-Box Bank or an existing Lock-Box Bank with respect to each new Lock-Box Account, as applicable, and the Required Co-Agents shall have consented to such addition or termination, as applicable.

(f) Change of Name, Etc. Seller will not, and will not authorize any Originator to, change its name, structure or jurisdiction of organization, unless at least ten (10) days prior to the effective date of any such change, one of the Seller Parties delivers to the Administrative Agent (i) such documents, instruments or agreements, executed by Seller or such Originator, as applicable and if required, as are necessary to reflect such change and to continue the perfection of the Administrative Agent’s ownership interests or security interests in the Receivables and Related Security, Collections and Proceeds with respect thereto and (ii) new or revised Lock-Box Agreements executed by the Lock-Box Banks which reflect such change and enable the Administrative Agent to continue to exercise its rights contained in Section 9.2 hereof.

(g) Amendment to Receivables Sale Agreement. Seller will not amend, modify, or supplement the Receivables Sale Agreement, except with the prior written consent of the Administrative Agent (acting at the direction of the Required Co-Agents); nor shall Seller take any other action under the Receivables Sale Agreement that shall have a Material Adverse Effect or which is inconsistent with the terms of this Agreement.

(h) Other Debt. Except as provided for herein, Seller will not create, incur, assume or suffer to exist any indebtedness whether current or funded, or any other liability other than (i) indebtedness of Seller representing fees, expenses and indemnities arising hereunder or under the Receivables Sale Agreement, (ii) Advances representing a portion of the purchase price of certain Receivables under the Receivables Sale Agreement and (iii) other indebtedness incurred in the ordinary course of its business in an amount not to exceed $11,600 at any one time outstanding.

(i) ERISA Matters. None of the Seller Parties will (i) engage or permit any of its respective ERISA Affiliates to engage in any prohibited transaction (as defined in Section 4975 of the Code and Section 406 of ERISA) for which an exemption is not available or has not previously been obtained from the U.S. Department of Labor; (ii) permit to exist any accumulated funding deficiency (as defined in Section 302(a) of ERISA and Section 412(a) of the Code) with respect to any Benefit Plan other than a Multiemployer Plan; (iii) fail to make any payments to any Multiemployer Plan that any Seller Party or any ERISA Affiliate of a Seller Party is required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (iv) terminate any Benefit Plan so as to result in any liability (other than obligations or liabilities existing as of the date of termination of such Benefit Plan); or (v) permit to exist any occurrence of any reportable event described in Section 4043 of ERISA which represents a material risk of a liability to such Seller Party or any of its ERISA Affiliates under ERISA or the Code, if such prohibited transactions, accumulated funding deficiencies, payments, terminations and reportable events occurring within any fiscal year of Seller and the Originators, in the aggregate, involve a payment of money or an incurrence of liability by any Seller Party or any ERISA Affiliate of any Seller Party.

(j) Payment to the Originators. With respect to each Receivable sold by an Originator to Seller, Seller shall effect such sale under, and pursuant to the terms of, the Receivables Sale Agreement, including, without limitation, the payment by Seller either in cash, by a capital contribution or by increase in the amount of the Subordinated Notes to the applicable Originator of an amount equal to the purchase price for such Receivable as required by the terms of the Receivables Sale Agreement.

(k) Payments on Subordinated Notes. Seller will not make any payment on the Subordinated Note if Seller’s net worth is less than the amount required by Section 7.1(l) or any Unmatured Amortization Event under Section 9.1(a) or 9.1(d) exists and is continuing hereunder or any Amortization Event exists and is continuing hereunder.

(l) Prohibition on Pledging Subordinated Notes. No Seller Party will enter into or assume any agreement creating any Adverse Claim upon the Subordinated Notes.

ARTICLE VIII.

ADMINISTRATION AND COLLECTION

Section 8.1 Designation of Servicers. The servicing, administering and collection of the Receivables shall be conducted by such Person(s) (each, a “Servicer”“) so designated from time to time in accordance with this Section 8.1. Until the Administrative Agent (acting at the direction of the Required Co-Agents) gives notice to Caremark and AdvancePCS of the designation of a new Servicers pursuant to the next sentence, each of Caremark and AdvancePCS is hereby designated as, and hereby agrees to perform the duties and obligations of, a Servicer pursuant to the terms hereof. The Administrative Agent (acting at the direction of the Required Co-Agents) may, after the occurrence of a Servicer Default or any other Amortization Event and before, in each case, the same has been waived in writing, designate as a Servicer any Person (including itself) to succeed Caremark and/or AdvancePCS or any successor Servicer to either of them, on the condition in each case that any such Person so designated shall (a) agree to perform the duties and obligations of a Servicer pursuant to the terms hereof, and (b) execute a Business Associate Agreement. Following the occurrence of a Servicer Default or an other Amortization Event and before, in each case, the same has been waived in writing, the Administrative Agent may notify any Obligor of the designation of a successor Servicer or successor Servicers. No Servicer may delegate any of its rights, duties or obligations hereunder, or designate a substitute Servicer, without the prior written consent of the Administrative Agent (acting at the direction of the Required Co-Agents); provided that each of Caremark and AdvancePCS shall be permitted (x) to outsource certain billing, accounting and collection duties to the extent outsourced on the date of this Agreement, and (y) upon notice to the Administrative Agent (copies of which shall be promptly delivered by the Administrative Agent to the Co-Agents) to delegate its duties hereunder, as a Servicer, to any of its Affiliates or their agents, but, in each of the foregoing cases, no such delegation shall relieve Caremark or AdvancePCS of its duties and obligations hereunder (or the Performance Guarantor of its duties and obligations under the Performance Undertaking).

Section 8.2 Duties of Servicers.

(a) The Servicers shall take or cause to be taken all such actions as may be necessary or advisable to bill and collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence as if the Servicers owned such Receivable, and in accordance with the Credit and Collection Policy.

(b) The Servicers shall instruct all Obligors to cause all Collections to be deposited directly into a Lock-Box Account. Any Lock-Box Account maintained by a Lock-Box Bank pursuant to the related Lock-Box Agreement shall be under the exclusive control of the Administrative Agent as agent for the Purchasers, which control is hereby granted to the Administrative Agent as agent for the Purchasers by Seller (as assignee of the Originators). The Servicers shall be permitted to give instructions to the Lock-Box Banks for so long as the notice described in the next sentence has not been delivered. Upon the occurrence of a Servicer Default or any other Amortization Event or Unmatured Amortization Event and before, in each case, the same has been waived in writing, the Administrative Agent (acting at the direction of the Required Co-Agents) may, pursuant to the Lock-Box Agreements, deliver notices to the Lock-Box

Banks and terminate the Servicers’ ability to provide instructions to the Lock-Box Banks. The Servicers shall not add any bank as a Lock-Box Bank to those listed on Exhibit VI attached hereto unless such bank has entered into a Lock-Box Agreement and the Administrative Agent has received a Lock-Box Agreement executed by such Lock-Box Bank with respect to each new Lock-Box Account. The Servicers shall not terminate any bank as a Lock-Box Bank unless the Administrative Agent shall have received thirty (30) days’ prior notice of such termination and, prior to such termination, arrangements satisfactory to the Co-Agents have been made to assure that all Collections that were directed to be sent to such Lock-Box Bank have been or will be directed to be sent to an alternate Lock-Box Bank. If any Seller Party receives any Collections, then the applicable Seller Party shall immediately, but in no event later than one (1) Business Day after receipt thereof, remit such Collections to a Lock-Box Account.

Section 8.3 Rights After Designation of any Successor Servicer. At any time following the designation of a successor Servicer pursuant to Section 8.1:

(a) The Administrative Agent (at the direction of the Required Co-Agents) may, direct that payment of all amounts payable under any Receivable be made directly to the Administrative Agent or its designee, for the benefit of the Purchasers.

(b) Seller shall, at the Administrative Agent’s request (at the direction of the Required Co-Agents) and at Seller’s expense, give notice of the ownership of Receivables by the Administrative Agent, as agent for the Purchasers, to each Obligor and direct that payments be made directly to the Administrative Agent or its designee.

(c) Seller shall, at the Administrative Agent’s request (at the direction of the Required Co-Agents), (i) assemble all of the Records, and shall make the same available to the Administrative Agent or its designee at a place selected by the Administrative Agent or its designee, and (ii) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to the Administrative Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrative Agent or its designee.

(d) Seller and the Originator hereby authorize the Administrative Agent to take any and all steps in Seller’s or the Originator’s name and on behalf of Seller and the Originator necessary or desirable, in the determination of the Administrative Agent (at the direction of the Required Co-Agents), to collect all amounts due under any and all Receivables, including, without limitation, endorsing Seller’s or the Originator’s name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts.

(e) Each Seller Party hereby agrees to cooperate with and assist any successor Servicer with such Servicer’s duties as Servicer, including, without limitation, (i) granting access to Records and (ii) the transfer of any software or related licenses to the extent permitted and, in each case, at the cost of the Seller Parties.

Section 8.4 Servicer Default. The occurrence of any one or more of the following events shall constitute a default by the Servicers (each, a “Servicer Default”):

(a) (i) any Seller Party shall fail to observe or perform any term, covenant or agreement hereunder (other than as referred to in clause (ii) of this Section 8.4(a)) or under any of the other Transaction Documents to which such Person is a party or by which such Person is bound, and such failure shall remain unremedied for ten (10) days, or (ii) any Seller Party shall fail to make any payment or deposit required to be made by it hereunder and such failure remains uncured for two (2) Business Days from the due date therefor or any Servicer shall fail to observe or perform in any material respect any term, covenant or agreement on any Servicer’s part to be performed under Section 8.2(b) hereof; or

(b) any representation, warranty, certification or statement made by any Seller Party in this Agreement, the Receivables Sale Agreement or in any of the other Transaction Documents or in any certificate or report delivered by it pursuant to any of the foregoing shall prove to have been incorrect in any material respect when made or deemed made; or

(c) (i) failure of any Servicer or any of its Affiliates to pay any principal of, premium or interest on, or any other amount payable in respect of, one or more items of Indebtedness of any Servicer or its Affiliates that is outstanding (or under which one or more Persons have a commitment to extend credit) in an aggregate principal amount of at least $25,000,000 at the time of such failure, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreements or instruments relating to all such Indebtedness; or (ii) any other event shall occur or condition shall exist under the agreements or instruments relating to one or more items of Indebtedness of any Servicer or any of its Affiliates that is outstanding (or under which one or more Persons have a commitment to extend credit) in an aggregate principal amount of at least $25,000,000 at the time of such other event or condition, and shall continue after the applicable grace period, if any, specified in all such agreements or instruments, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or otherwise to cause, or to permit the holder thereof to cause, such Indebtedness to mature; or (iii) one or more items of Indebtedness of any Servicer or its Affiliates that is outstanding (or under which one or more Persons have a commitment to extend credit) in an aggregate principal amount of at least $25,000,000 shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled or required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof (provided that, in the case of a default or failure in respect of an Affiliate of any Servicer (other than Seller) provided in this clause (c), such default or failure shall constitute a Servicer Default hereunder solely to the extent such default or failure is reasonably likely to result in a Material Adverse Effect); or

(d) any Event of Bankruptcy shall occur with respect to any Seller Party.

Section 8.5 Indemnities by the Servicers. Without limiting any other rights that the Agents, the Purchasers or any other Indemnified Party may have hereunder or under applicable law and in consideration of its appointment as a Servicer, each of Caremark and AdvancePCS, jointly and severally, hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts arising out of or resulting from (whether directly or indirectly): (i) the failure of any information provided to the any of the Agents or Purchasers by the Servicers to be true and correct in all material respects, (ii) the failure of any representation, warranty or statement made or deemed made by or on behalf of any Servicer under or in connection with this Agreement to have been true and correct in all respects as of the date made or deemed made, (iii) the failure by any Servicer to comply with any applicable law, rule or regulation with respect to any Receivable or the related Contract, or (iv) any failure of any Servicer to perform its covenants, duties or obligations in accordance with the provisions hereof.

Section 8.6 Responsibilities of the Originators. Anything herein to the contrary notwithstanding, the applicable Originator shall remain liable for (a) performing all of such Originator’s obligations under the Contracts related to the Receivables to the same extent as if the Receivables had not been sold under the Receivables Sale Agreement and interests in such Receivables had not been sold hereunder and the exercise by any of the Agents or Purchasers of their rights hereunder and under the Receivables Sale Agreement shall not relieve such Originator from such obligations and (b) paying when due any taxes, including without limitation, any sales taxes payable in connection with the Receivables and their creation and satisfaction. None of Seller, the Agents or the Purchasers shall have any obligation or liability with respect to any Receivable or related Contracts, nor shall it be obligated to perform any of the obligations of the applicable Originator thereunder.

Section 8.7 Receivables Reports. The Servicers shall prepare and forward to the Agents:

(a) (i) no later than 1:00 P.M. (New York time) on each Monthly Reporting Date, a Monthly Report and an electronic file of the data contained therein and (ii) at such times as any Agent shall request, a listing by Obligor of all Receivables together with an aging of such Receivables; provided, however, that if a Servicer Default or other Amortization Event or an Unmatured Amortization Event shall exist and be continuing, the Administrative Agent may request that the Servicers deliver a Monthly Report more frequently than monthly; and

(b) no later than 1:00 P.M. (New York time) on each Weekly Reporting Date (or, after the occurrence and continuation of an Amortization Event or Unmatured Amortization Termination Event, on each Business Day), a Weekly Report setting forth total Collections deposited in the Lock-Box Account and, if applicable, the Lock-Box Account, Receivables and Eligible Receivables created during the immediately preceding calendar week (or immediately preceding day, if such report is being delivered on each Business Day), and such other information as any of the Agents may reasonably request. The Weekly Report may be delivered in an electronic format mutually agreed upon by the Servicers and each of the Agents or, pending such agreement, by facsimile. By delivery of a Weekly Report, the Servicers shall be deemed to have made a representation and warranty that the information set forth therein is true and correct in all material respects.

Section 8.8 Servicing Fee. As compensation for the Servicers’ servicing activities on their behalf, the Servicers shall be paid the Servicing Fee in arrears on each Settlement Date out of Collections. Such Servicing Fee shall be shared by the Servicers ratably in accordance with the Receivables serviced by them in the Calculation Period then most recently ended.

ARTICLE IX.

AMORTIZATION EVENTS

Section 9.1 Amortization Events. The occurrence of any one or more of the following events shall constitute an Amortization Event:

(a) any Seller Party shall fail to make any payment or deposit: (i) of Invested Amount when required to be made by it under the Transaction Documents (except any such payment required by Section 2.5); or (ii) of any other Recourse Obligation or amount not covered by clause (i) when required to be made by it under the Transaction Documents and such failure continues for three (3) consecutive Business Days; or

(b) any representation, warranty, certification or statement made by any Seller Party in this Agreement or any other Transaction Document to which it is a party or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made; or

(c) any Seller Party shall default in the performance of any covenant or indemnity (other than those covered by clause (a) above) under any Transaction Document and, (i) except in the case of each clause of Section 7.1(a)(iv), Section 7.2 (other than Section 7.2(b)) and Section 8.7, such default shall continue uncured for a period of ten (10) days after a Responsible Officer has notice thereof or (ii) with respect to Section 8.7, such default shall continue uncured for a period of one (1) Business Day; or

(d) any Event of Bankruptcy shall occur with respect to any Seller Party or any Material Subsidiary of such Seller Party; or

(e) the Administrative Agent, as agent for the Purchasers, shall, for any reason (other than as a result of the gross negligence or willful misconduct of one of the Agents or Purchasers), fail or cease to have a valid and perfected first priority ownership or security interest in the Receivables and Related Security, Collections and Proceeds with respect thereto, free and clear of any Adverse Claims; or

(f) a Servicer Default shall have occurred; or

(g) the Purchase Termination Date shall have occurred under the Receivables Sale Agreement; or

(h) any Seller Party shall enter into any transaction or merger which is reasonably likely to have a Material Adverse Effect; or

(i) (i) the aggregate percentage computed in the definition of Receivable Interests exceeds 100% unless Seller reduces the Aggregate Net Investment or increases the balance of the Eligible Receivables on or before three (3) Business Days after the earlier of (A) the date on which a Responsible Officer of Seller or any Servicer knew, or should have known, of such condition and (B) the date of delivery of the most recent Weekly Report or Monthly Report to the Agents, so as to reduce such percentage to less than or equal to 100%; or (ii) the Aggregate Net Investment shall exceed the Facility Limit;

(j) As at the end of any calendar month:

(i) the average of the Dilution Ratios for the three months then most recently ended shall exceed 3.60%;

(ii) the average of the Delinquency Ratios for the three months then most recently ended shall exceed 1.25%; or

(iii) the average of the Default Ratios for the three months then most recently ended shall exceed 0.80%; or

(k) an Event of Default (as such term is defined in the Credit Agreement) shall have occurred and be continuing under the Credit Agreement; or

(l) a notice of Lien has been filed against Seller, any Originator or any Servicer under Section 412(n) of the Code or Section 302(f) of ERISA for a failure to make a required installment or other payment to a plan to which such provisions apply; or

(m) a judgment or order for the payment of money shall be rendered against Seller; or

(n) any Originator or Seller Party shall challenge the enforceability of any Transaction Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Transaction Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms.

Section 9.2 Remedies. Upon the occurrence and during the continuation of an Amortization Event, the Administrative Agent may, or upon the direction of the Required Co-Agents shall, take any of the following actions: (i) replace the Person(s) then acting as Servicer(s), (ii) declare the Facility Termination Date to have occurred, whereupon Reinvestments shall immediately terminate and the Facility Termination Date shall forthwith occur, all without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Seller Party; provided, however, that upon the occurrence of an Event of Bankruptcy with respect to any Seller Party, the Facility Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Seller Party, (iii) exercise all rights and remedies of a secured party upon default under the Relevant UCC and other applicable laws, (iv) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any of the Aggregate Unpaids outstanding at such time, and (v) notify Obligors of the Administrative Agent’s security interest in the Receivables, Related Security, Collections and Proceeds. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of any of the Agents or Purchasers otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the Relevant UCC, all of which rights shall be cumulative.

ARTICLE X.

INDEMNIFICATION

Section 10.1 Indemnities by the Seller Parties. Without limiting any other rights that any of the Agents or Purchasers may have hereunder or under applicable law, Seller hereby agrees to indemnify (and pay upon demand to) the Agents, the Purchasers, and each of the respective assigns, officers, directors, agents and employees of the foregoing (each, an “Indemnified Party”) from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by any of the Purchasers of an interest in the Purchased Assets, excluding, however, in all of the foregoing instances:

(a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

(b) Excluded Taxes to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by the Purchasers of Receivable Interests as a loan or loans by the Purchasers to Seller secured by the Receivables, the Related Security, the Collections and the Proceeds;

provided, however, that nothing contained in this sentence shall limit the liability of Seller or limit the recourse of any Agent or Purchaser to Seller for amounts otherwise specifically provided to be paid by Seller under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, Seller shall indemnify the Indemnified Parties for Indemnified Amounts relating to or resulting from:

(i) any representation or warranty made by any Seller Party or any Originator (or any officers of any such Person) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect in any material respect when made or deemed made; provided, that the materiality qualifier contained in this clause shall not apply to any representation or warranty which itself contains a materiality qualifier;

(ii) the failure by Seller, any Servicer or any Originator to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of any Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

(iii) any failure of Seller, any Servicer or any Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

(iv) any products liability, personal injury or property damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

(v) any dispute, claim, offset or defense of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

(vi) the commingling of Collections of Receivables at any time with other funds;

(vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the use of the proceeds of any Purchase, or any other investigation, litigation or proceeding relating to Seller, any Servicer or any Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

(viii) any inability to obtain judgment in or utilize the court or other adjudication system of, any jurisdiction in which an Obligor may be located as a result of the failure to qualify to do business or file any notice of business activity report or any similar report;

(ix) any failure to vest and maintain vested in the Administrative Agent for the benefit of the Purchasers, or to transfer to the Administrative Agent for the benefit of the Secured Parties, a valid first priority perfected security interests in the Purchased Assets, free and clear of any Adverse Claim (except as created by the Transaction Documents); and

(x) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the Relevant UCC of any applicable jurisdiction or other applicable laws with respect to any Purchased Assets, and the proceeds thereof, whether at the time of any Purchase or at any subsequent time.

Section 10.2 Increased Cost and Reduced Return.

(a) If after the date hereof (or, in the case of a Person that becomes a Funding Source after the date hereof, after the date such Person becomes a Funding Source), any Funding Source shall be charged any fee, expense or increased cost, or such Funding Source’s return shall be reduced, on account of the adoption of any Regulatory Change: (i) that subjects any Funding Source to any charge or withholding on or with respect to any Funding Agreement or a Funding Source’s obligations under a Funding Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Funding Source of any amounts payable under any Funding Agreement (except for changes in the rate of tax on the overall net income of a Funding Source or taxes excluded by Section 10.1(b)) or (ii) that imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of a Funding Source, or credit extended by a Funding Source, pursuant to a Funding Agreement or (iii) that imposes or results in any other condition (other than with respect to taxes) the result of which is to increase the cost to a Funding Source of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source’s capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by a Funding Source under a Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, such Funding Source shall notify the Agents and Seller of the Regulatory Change giving rise to any such fee, expense, increased cost or reduced return and, upon written demand by the applicable Co-Agent setting forth in reasonable detail the basis for and computation of the amount of such claim, Seller shall pay to such Co-Agent, for the benefit of the relevant Funding Source, such amounts charged to such Funding Source or such amounts to otherwise compensate such Funding Source for such increased cost or such reduction.

(b) In the event that a Funding Source becomes entitled to receive payment pursuant to this Section 10.2, the applicable Agent shall request such Funding Source to take such actions (including, without limitation, providing Seller and the Administrative Agent with any forms, certificates or other documents) as may be reasonably necessary to reduce or eliminate the imposition of such fee, expense, increased cost or reduced return unless such actions would impose on the Funding Source costs, additional costs or legal burdens deemed by the Funding Source to be material.

Section 10.3 Other Costs and Expenses. Seller shall pay to the Agents and Conduits, within 10 Business Days after written demand all reasonable out-of-pocket expenses (including, without limitation, any stamp, documentary or similar taxes but not including any Excluded Taxes or any other taxes covered by Section 10.1 or Section 10.2) in connection with the preparation, execution, delivery and administration of the Transaction Documents and any amendment, supplement, restatement or other modification or waiver with respect to such Transaction Documents, the transactions contemplated hereby and thereby and the other documents to be delivered hereunder or thereunder, including without limitation, rating agency fees, the cost of the Agents’ due diligence firm reviewing the books, records and procedures of the Seller Parties and Originators, reasonable fees and out-of-pocket expenses of legal counsel for the Agents with respect thereto and with respect to advising the Agents and the Purchasers as to their respective rights and remedies under this Agreement and the other Transaction Documents. Prior to the occurrence of (i) an Unmatured Amortization Event arising from an Event of Bankruptcy or (ii) any Amortization Event, the Agents and Conduits agree that Latham & Watkins LLP shall act as counsel to all of them and that only one due diligence firm shall act for all of them. Seller shall pay to the Agents within 10 Business Days after written demand any and all costs and expenses of the Agents and the Purchasers, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following the occurrence of an Amortization Event.

ARTICLE XI.

THE AGENTS

Section 11.1 Authorization and Action. (a) Each Purchaser and Co-Agent hereby irrevocably designates and appoints Wachovia Bank, National Association as Administrative Agent hereunder and under the other Transaction Documents, and authorizes the Administrative Agent to take such action on its behalf under the provisions of the Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Purchaser or Co-Agent, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Administrative Agent shall be read into this Agreement or otherwise exist against the Administrative Agent.

(b) Each of Blue Ridge and the Blue Ridge Committed Purchasers hereby irrevocably designates and appoints Wachovia Bank, National Association as its Co-Agent hereunder, and authorizes such Co-Agent to take such action on its behalf under the provisions of this Agreement, the Blue Ridge Fee Letter and the Blue Ridge Liquidity Agreement and to exercise such powers and perform such duties as are expressly delegated to such Co-Agent by the terms of this Agreement, if any, together with such other powers as are reasonably incidental thereto. Each of Jupiter and the Jupiter Committed Purchasers hereby irrevocably designates and appoints Bank One as its Co-Agent hereunder, and authorizes such Co-Agent to take such action on its behalf under the provisions of this Agreement, the Jupiter Fee Letter and the Jupiter Liquidity Agreement and to exercise such powers and perform such duties as are expressly delegated to such Co-Agent by the terms of this Agreement, if any, together with such other powers as are reasonably incidental thereto. Each of Atlantic and the Atlantic Committed Purchasers hereby irrevocably designates and appoints CLNY as its Co-Agent hereunder, and authorizes such Co-Agent to take such action on its behalf under the provisions of this Agreement, the Atlantic Fee Letter and the Atlantic Liquidity Agreement and to exercise such powers and perform such duties as are expressly delegated to such Co-Agent by the terms of this Agreement, if any, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Fee Letters or the Liquidity Agreements, no Co-Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Purchaser, Committed Purchaser or other Agent, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such Co-Agent shall be read into this Agreement, the Fee Letters or the Liquidity Agreements or otherwise exist against such Co-Agent.

(c) The provisions of this Article XI are solely for the benefit of the Agents and the Purchasers, and none of the Seller Parties shall have any rights as a third-party beneficiary or otherwise under any of the provisions of this Article XI, except that this Article XI shall not affect any obligations which any Agent or any Purchaser may have to any of the Seller Parties. Furthermore, no Purchaser shall have any rights as a third-party beneficiary or otherwise under any of the provisions hereof in respect of a Co-Agent which is not the Co-Agent for such Person.

(d) In performing its functions and duties hereunder, the Administrative Agent shall act solely as the agent of the Purchasers and the Co-Agents and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for either of the Seller Parties or any of their respective successors and assigns. In performing its functions and duties hereunder, each Co-Agent shall act solely as the agent of its respective Conduit and its respective Committed Purchaser(s), and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any of the Seller Parties, any other Purchaser, Committed Purchaser or Agent, or any of their respective successors and assigns.

Section 11.2 Delegation of Duties. Each Agent may execute any of its duties under the applicable Transaction Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 11.3 Exculpatory Provisions. No Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them or any Person described in Section 11.2 under or in connection with the Transaction Documents (except for its, their or such Person’s own bad faith, gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Purchasers or other agents for any recitals, statements, representations or warranties made by Seller contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of either of the Seller Parties to perform its respective obligations hereunder, or for the satisfaction of any condition specified in Article V, except receipt of items required to be delivered to such Agent. No Agent shall be under any obligation to any Purchaser, Committed Purchaser or other Agent to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Seller Parties. This Section 11.3 is intended solely to govern the relationship between each Agent, on the one hand, and the Purchasers and their respective Committed Purchasers, on the other.

Section 11.4 Reliance by Agents.

(a) Each Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Seller Parties), independent accountants and other experts selected by such Agent. Each Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of (i) in the case of the

Administrative Agent, each of the Co-Agents (except where another provision of this Agreement specifically authorizes the Administrative Agent to take action based on the instructions of any of the Co-Agents) or (ii) in the case of a Co-Agent, such of its Purchasers and Committed Purchasers, as it shall determine to be appropriate under the relevant circumstances, or it shall first be indemnified to its satisfaction by its Constituent Committed Purchasers against any and all liability, cost and expense which may be incurred by it by reason of taking or continuing to take any such action.

(b) Any action taken by the Administrative Agent in accordance with Section 11.4(a) shall be binding upon all Purchasers and Agents.

(c) Each Co-Agent shall determine with its Conduit and, as applicable, its Committed Purchasers, the number of such Persons which shall be required to request or direct such Co-Agent to take action, or refrain from taking action, under this Agreement on behalf of such Persons and whether any consent of the rating agencies who rate such Conduit’s Commercial Paper is required (such Persons and, if applicable, rating agencies, a “Voting Block”). Such Co-Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of its appropriate Voting Block, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of such Co-Agent’s Constituents.

(d) Unless otherwise advised in writing by a Co-Agent or by any Purchaser or Committed Purchaser on whose behalf such Co-Agent is purportedly acting, each party to this Agreement may assume that (i) such Co-Agent is acting for the benefit of each of its Constituent Purchasers and, as applicable, Committed Purchasers, as well as for the benefit of each permitted assignee from any such Person, and (ii) each action taken by such Co-Agent has been duly authorized and approved by all necessary action on the part of its Voting Block. Each Conduit (or its Committed Purchasers) shall have the right to designate a new Co-Agent (which may be itself) to act on its behalf and on behalf of its assignees and transferees for purposes of this Agreement by giving to the Agents and the Seller Parties written notice thereof signed by such Purchaser(s) and the newly designated Co-Agent. Such notice shall be effective when receipt thereof is acknowledged by the retiring Co-Agent and the Seller Parties, which acknowledgments shall not be withheld or unreasonably delayed, and thereafter the party named as such therein shall be Co-Agent for such Purchasers under this Agreement. Each Co-Agent and its Purchasers and Committed Purchasers shall agree amongst themselves as to the circumstances and procedures for removal and resignation of such Co-Agent.

Section 11.5 Notice of Amortization Events. No Agent shall be deemed to have knowledge or notice of the occurrence of any Amortization Event or Unmatured Amortization Event unless such Agent has received notice from another Agent, a Purchaser, a Committed Purchaser or a Seller Party referring to this Agreement, stating that an Amortization Event or Unmatured Amortization Event has occurred hereunder and describing such Amortization Event or Unmatured Amortization Event. In the event that any of the Agents receives such a notice, it shall promptly give notice thereof to the other Agents for distribution, in the case of a Co-Agent, to the members of its Group. The Administrative Agent shall take such action with respect to such Amortization Event or Unmatured Amortization Event as shall be directed by any of the Co-Agents.

Section 11.6 Non-Reliance on Agents and Other Purchasers. Each of the Purchasers expressly acknowledges that no Agent, nor any of such Agent’s officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by any Agent hereafter taken, including, without limitation, any review of the affairs of the Seller Parties, shall be deemed to constitute any representation or warranty by such Agent. Each of the Purchasers also represents and warrants to the Agents and the other Purchasers that it has, independently and without reliance upon any such Person (or any of their Affiliates) and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller Parties and made its own decision to enter into this Agreement. Each of the Purchasers also represents that it will, independently and without reliance upon any Agent or any other Committed Purchaser or Purchaser, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, prospects, financial and other condition and creditworthiness of the Seller Parties. None of the Agents or the Purchasers, nor any of their respective Affiliates, shall have any duty or responsibility to provide any party to this Agreement with any credit or other information concerning the business, operations, property, prospects, financial and other condition or creditworthiness of the Seller Parties which may come into the possession of such Person or any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates, except that each of the Co-Agents shall promptly distribute to its related Conduit (and, as applicable, its Committed Purchasers), copies of financial and other information expressly provided to such Co-Agent by either of the Seller Parties pursuant to this Agreement for distribution to the Agents and/or Purchasers.

Section 11.7 Indemnification of Agents.

(a) Each Committed Purchaser agrees to indemnify the Administrative Agent and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Seller Parties and without limiting the obligation of the Seller Parties to do so), ratably in accordance with their respective Percentages or Invested Amount, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent or such Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Administrative Agent in its capacity as Administrative Agent or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Administrative Agent or such Person as a result of, or arising out of, or in any way related to or by reason of, any of the transactions contemplated hereunder or the execution, delivery or performance of this Agreement or any other document furnished in connection herewith (but excluding any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the bad faith, gross negligence or willful misconduct of the Administrative Agent or such Person).

(b) Each Committed Purchaser agrees to indemnify its Co-Agent and such Co-Agent’s officers, directors, employees, representatives and agents (to the extent not reimbursed by Seller and without limiting the obligation of Seller to do so), ratably in accordance with their respective Percentages or Invested Amount, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Co-Agent or such Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Co-Agent in its capacity as Co-Agent or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against such Co-Agent or such Person as a result of, or arising out of, or in any way related to or by reason of, any of the transactions contemplated hereunder or the execution, delivery or performance of this Agreement or any other document furnished in connection herewith (but excluding any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the bad faith, gross negligence or willful misconduct of such Co-Agent or such Person).

Section 11.8 Agents in their Individual Capacities. Each of the Agents in its individual capacity and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Seller Parties and any Obligor and their respective Affiliates as though such Agent were not an Agent hereunder. With respect to its Invested Amount, if any, pursuant to this Agreement, each Agent shall have the same rights and powers under this Agreement as any Purchaser and may exercise the same as though it were not an Agent, and the terms “Purchaser” and “Purchasers” shall include each of the Agents in their individual capacities.

Section 11.9 Successor Administrative Agent. The Administrative Agent may, upon fifteen (15) days’ notice to the Seller Parties, the Purchasers and the Co-Agents, resign, whereupon the Co-Agents (other than the Co-Agent who is then acting as Administrative Agent) shall select a successor Administrative Agent from among the remaining Co-Agents, and the designated Co-Agent shall become the successor Administrative Agent; provided, however, that Wachovia shall not voluntarily resign as the Administrative Agent so long as any of the Blue Ridge Committed Purchasers’ respective Commitments remain in effect or Blue Ridge has any outstanding Receivable Interests hereunder. Upon resignation of any Administrative Agent in accordance with this Section 11.9, each of the retiring and successor Administrative Agents is hereby authorized and directed to execute (to the extent required) such UCC-3 assignments and amendments, and assignments and amendments of the Transaction Documents, as may be necessary to give effect to the retiring Administrative Agent’s replacement by the successor Administrative Agent. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article XI and Article XIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

Section 11.10 Agents’ Conflict Waivers.

(a) Wachovia acts, or may in the future act, (i) as administrative agent for Blue Ridge, (ii) as issuing and paying agent for Blue Ridge’s Commercial Paper Notes, (iii) to provide credit or liquidity enhancement for the timely payment for Blue Ridge’s Commercial Paper Notes and (iv) to provide other services from time to time for Blue Ridge (collectively, the “Wachovia Roles”). Without limiting the generality of Sections 11.1 and 11.8, each Agent,

Purchaser and Committed Purchaser hereby acknowledges and consents to any and all Wachovia Roles and agrees that in connection with any Wachovia Role, Wachovia may take, or refrain from taking, any action which it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for Blue Ridge, the giving of notice to Blue Ridge’s Committed Purchasers of a mandatory transfer pursuant to Blue Ridge’s Liquidity Agreement, and hereby acknowledges that neither Wachovia nor any of its Affiliates has any fiduciary duties hereunder to any Purchaser (other than Blue Ridge) or to any of Blue Ridge’s Committed Purchasers arising out of any Wachovia Roles.

(b) Bank One and/or one of its affiliates acts, or may in the future act, (i) as administrative agent for Jupiter, (ii) as issuing and paying agent for Jupiter’s Commercial Paper, (iii) to provide credit or liquidity enhancement for the timely payment for Jupiter’s Commercial Paper and (iv) to provide other services from time to time for Jupiter (collectively, the “Bank One Roles”). Without limiting the generality of Sections 11.1 and 11.8, each of the Agents and the Purchasers hereby acknowledges and consents to any and all Bank One Roles and agrees that in connection with any Bank One Role, Bank One and/or its affiliates may take, or refrain from taking, any action which it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for Jupiter, the giving of notice to Jupiter’s Committed Purchasers of a mandatory transfer pursuant to Jupiter’s Liquidity Agreement, and hereby acknowledges that neither Bank One nor any of its Affiliates has any fiduciary duties hereunder to any Purchaser or to any of Jupiter’s Committed Purchasers arising out of any Bank One Roles.

(c) CLNY acts, or may in the future act: (i) as administrator of Atlantic, (ii) as issuing and paying agent for Atlantic’s Commercial Paper Notes, (iii) to provide credit or liquidity enhancement for the timely payment for Atlantic’s Commercial Paper Notes and (iv) to provide other services from time to time for Atlantic (collectively, the “CLNY Roles”). Without limiting the generality of Sections 11.1 and 11.8, each of the Agents and the Lenders hereby acknowledges and consents to any and all CLNY Roles and agrees that in connection with any CLNY Role, CLNY may take, or refrain from taking, any action which it, in its discretion, deems appropriate, including, without limitation, in its role as administrator of Atlantic, the giving of notice to the Atlantic Committed Purchasers of a mandatory purchase pursuant to the Atlantic Liquidity Agreement, and hereby acknowledges that neither CLNY nor any of its Affiliates has any fiduciary duties hereunder to any Purchaser (other than Atlantic) arising out of any CLNY Roles.

Section 11.11 UCC Filings. Each of the Secured Parties hereby expressly recognizes and agrees that the Administrative Agent may be listed as the total assignee of secured party or secured party of record on the various UCC filings required to be made under the Transaction Documents in order to perfect their respective interests in the Purchased Assets, that such listing shall be for administrative convenience only in creating a record or nominee holder to take certain actions hereunder on behalf of the Secured Parties and that such listing will not affect in any way the status of the Secured Parties as the true parties in interest with respect to the Receivable, Collections, and Related Security. In addition, such listing shall impose no duties on the Administrative Agent other than those expressly and specifically undertaken in accordance with this Article XI.

ARTICLE XII.

ASSIGNMENTS AND PARTICIPATIONS

Section 12.1 Assignments and Participations by Purchasers.

(a) Each of the parties hereto, on behalf of its successors and assigns, hereby agrees and consents to the complete or partial sale by each Conduit of all or any portion of its rights under, interest in, title to and obligations under the Transaction Documents to such Conduit’s Committed Purchasers pursuant to such Conduit’s Liquidity Agreement, regardless of whether such sale constitutes an assignment or the sale of a participation in such rights and obligations. In addition, each of the parties hereto hereby consents to the complete or partial assignment by each Conduit of all or any portion of its rights under, interest in, title to and obligations under the Transaction Documents to an Eligible Conduit Assignee administered by the same Co-Agent.

(b) Any Purchaser may at any time and from time to time assign to one or more Persons (each, an “Assignee”) all or any part of its rights and obligations under this Agreement pursuant to an appropriate assignment agreement (each, an “Assignment Agreement”) executed by such Assignee and such selling Purchaser. The consent of the applicable Conduit shall be required prior to the effectiveness of any such assignment. In addition, notwithstanding anything herein to the contrary, at any time during which no Amortization Event shall exist, the selling Purchaser shall only assign such rights and obligations to an Eligible Assignee selected by the Seller Parties that is a member of the lending group party to the Credit Agreement (each such member of the lending group, a “Credit Agreement Lender”) or an Eligible Conduit Assignee administered by such a Credit Agreement Lender (each such conduit, an “Administered Conduit”). If each Credit Agreement Lender or its Administered Conduit, as applicable, declines to become an Assignee hereunder, or if the Seller Parties fail to designate a Credit Agreement Lender or Administered Conduit that is willing to become an Assignee hereunder, the applicable selling Purchaser may assign such rights and obligations to any Person subject to, at any time during which no Amortization Event shall exist, the consent of the Seller Parties, such consent not to be unreasonably withheld or delayed. Each Assignee of a Committed Purchaser must be an Eligible Assignee, and each Assignee of a Conduit must be an Eligible Conduit Assignee. Upon delivery of the executed Assignment Agreement to the applicable Co-Agent, the selling Purchaser shall be released from its obligations hereunder to the extent of such assignment. Thereafter, the Assignee shall for all purposes be a Purchaser party to this Agreement and shall have all the rights and obligations of a Purchaser under this Agreement to the same extent as if it were an original party hereto and no further consent or action by any Seller Party, the other Purchasers or the Agents shall be required.

(c) Any Purchaser may, in the ordinary course of its business at any time sell to one or more Persons (each, a “Participant”) participating interests in its Ratable Share of the Receivables Interests and each of its other rights and obligations under the Transaction Documents (and, as applicable, the applicable Liquidity Agreement) or any other interest of such Purchaser hereunder. In addition, notwithstanding anything herein to the contrary, at any time during which no Amortization Event shall exist, the applicable Purchaser shall only sell such participating interest to a Credit Agreement Lender or Administered Conduit selected by the Seller Parties. If each of the Credit Agreement Lenders or its Administered Conduit, as applicable, declines to become a Participant hereunder, the applicable selling Purchaser may sell a participation to any Person subject to, at any time during which no Amortization Event shall exist, the consent of the Seller Parties, such consent not to be unreasonably withheld or delayed. Notwithstanding any such sale by a Purchaser of a participating interest to a Participant, such Purchaser’s rights and obligations under this Agreement shall remain unchanged, such Purchaser shall remain solely responsible for the performance of its obligations hereunder, and the other parties hereto shall continue to deal solely and directly with such Purchaser in connection with such Purchaser’s rights and obligations under this Agreement. Each Purchaser agrees that any agreement between such Purchaser and any Participant in respect of such a participating interest shall not restrict such Purchaser’s right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in Section 13.1(b)(i).

(e) If (i) less than all of the Committed Purchasers give a notice to the Administrative Agent pursuant to Section 4.5(a), or (ii) if any Funding Sources of any Conduit makes a claim for increased costs under Section 10.2, the Seller will have the right to find another A1/P1 or better rated multi-seller commercial paper conduit and committed purchasers (which may include the members of an existing Group) to accept an assignment of such notifying or claiming Group’s Receivable Interests and Commitments, as applicable. If such replacements are located, each notifying or claiming Group shall promptly assign its Receivable Interests and Commitments, as applicable, to such replacements; provided that (1) the assigning Group receives payment in full, pursuant to an Assignment Agreement, of an amount equal to the assigning Group’s share of the Aggregate Unpaids, and (2) the members of the replacement Group otherwise satisfy the applicable requirements of Section 12.1(b).

(f) Each Committed Purchaser or Participant who is organized outside of the United States (each, a “Non-U.S. Person”) shall, prior to the date hereof (or, in the case of any Person who becomes a Committed Purchaser or a Participant after the date hereof, prior to the date on which it so becomes a Committed Purchaser or a Participant) (x) deliver to the Seller and the Administrative Agent such properly completed and duly executed certificates, documents or other evidence, as required by the Code or Treasury regulations issued pursuant thereto, including Internal Revenue Service Form W-8BEN or Form W-8ECI and any other certificate or statement of exemption required to establish that all amounts to be received by such Non-U.S. Person from Seller pursuant to this Agreement or any other Transaction Document (i) not subject to withholding under the Code because such payment is effectively connected with the conduct by such Indemnified Party of a trade or business in the United States or (ii) totally exempt from United States tax under a provision of an applicable tax treaty and (y) upon request of the Seller or the Administrative Agent, and to the extent it may do so under applicable law, furnish any other government forms which are necessary or required under an applicable tax treaty or otherwise by law to reduce or eliminate any withholding tax; provided, however, that in the event that a Non-U.S. Person is classified as other than a corporation for U.S. federal income tax purposes, such Non-U.S. Person agrees to provide any other form, certificate or statement of exemption necessary to fully establish such Non-U.S. Person’s (and, if applicable, such Non-U.S. Persons beneficial owners’) entitlement to a complete exemption from withholding of U.S. taxes on all amounts to be received by such Non-U.S. Person (or, if applicable, such Non-U.S.

Person’s beneficial owners’) pursuant to this Agreement and the other Transaction Documents. Each such Committed Purchaser or Participant that changes its funding office shall promptly notify the Seller and the Administrative Agent of such change and, upon written request from the Seller or the Administrative Agent, shall deliver any new certificates, documents or other evidence required pursuant to the preceding sentence prior to the immediately following due date of any payment by the Seller hereunder. Unless the Seller and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments hereunder are not subject to United States withholding tax, notwithstanding anything to the contrary in this Agreement or any other Transaction Document, the Seller or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Indemnified Party organized under the laws of a jurisdiction outside the United States, and the applicable provisions of Section 12.1(i) below shall apply to such Committed Purchaser.

(g) Further, each Non-U.S. Person agrees (i) to deliver to the Seller and the Administrative Agent, and if applicable, the selling Committed Purchaser (or, in the case of a Participant, to the Committed Purchaser or Participant from which the related participation shall have been transferred) two further duly completed and signed copies of any forms required to be delivered pursuant to Section 12.1(f), or successor and related applicable forms, on or before the date that any such form expires or becomes obsolete and promptly after the occurrence of any event requiring a change from the most recent form(s) previously delivered by it to the Seller and Administrative Agent, and, if applicable, the selling Committed Purchaser (or, in the case of a Participant, to the Committed Purchaser from which the related participation shall have been transferred) in accordance with applicable U.S. laws and regulations and (ii) to notify promptly the Seller and the Administrative Agent, and, if applicable, the selling Committed Purchaser (or, in the case of a Participant, the Committed Purchaser from which the related participation shall have been transferred) if it is no longer able to deliver, or if it is required to withdraw or cancel, any form or statement previously delivered by it.

(h) Each Committed Purchaser or Participant that is not a Non-U.S. Person shall deliver to the Seller and the Administrative Agent and, if applicable, the selling Committed Purchaser (or, in the case of a Participant, to the Committed Purchaser from which the related participation shall have been transferred) two duly completed copies of United States Internal Revenue Service Form W-9 (or applicable successor form) unless it establishes to the reasonable satisfaction of the Seller that it is otherwise eligible for an exemption from backup withholding tax or other applicable withholding tax. Each such Committed Purchaser or Participant shall deliver to the Seller and the Administrative Agent and, if applicable, the selling Committed Purchaser (or, in the case of a Participant, to the Committed Purchaser from which the related participation shall have been transferred) two further properly completed and duly executed forms and statements (or applicable successor forms) at or before the time any such form or statement becomes obsolete.

(i) The Seller shall not be required to pay any amounts to any Committed Purchaser or Participant in respect of taxes pursuant to Section 10.1 if the obligation to pay such amounts would not have arisen but for a failure by such Committed Purchaser or Participant to comply with the provisions of paragraphs (f) and (h) above unless such Committed Purchaser or Participant is unable to comply with paragraphs (f) and (h) because of (i) a change in applicable law, regulation or official interpretation thereof or (ii) an amendment, modification or revocation of any applicable tax treaty or a change in official position regarding the application or interpretation thereof, in each case after the date hereof (or, in the case of any Person who became a Committed Purchaser or Participant after the date hereof, after the date on which it so became a Committed Purchaser or Participant).

(j) If any Agent or any Purchaser or Participant determines, in its sole discretion, that it has received a refund in respect of taxes paid or indemnified by the Seller, it shall promptly pay such refund to the Seller, but only to the extent of amounts paid or indemnified by the Seller with respect to taxes, provided, however, that the Seller agrees to promptly return such refund to the Agent or the applicable Purchaser or Participant, as the case may be, if it receives notice from the applicable Purchaser or Participant that such person is required to repay such refund, plus any penalties, interest or other charges imposed by the relevant governmental authority. This Section shall not be construed to require Agent or any Purchaser or Participant to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Seller or any other Person.

Section 12.2 Prohibition on Assignments by Seller Parties. No Seller Party may assign any of its rights or obligations under this Agreement without the prior written consent of each of the Agents and without satisfying the Rating Agency Condition.

ARTICLE XIII.

MISCELLANEOUS

Section 13.1 Waivers and Amendments; Replacement of Non-Consenting Groups.

(a) No failure or delay on the part of any of the Agents or Purchasers in exercising any power, right or remedy under this Agreement or any other Transaction Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

(b) Subject to Section 13.1(c), no provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section 13.1(b). The Seller Parties and the Administrative Agent, at the direction of the Required Co-Agents, may enter into written modifications or waivers of any provisions of this Agreement, provided, however, that (1) no such modification or waiver shall:

(i) without the consent of each of the Co-Agents whose Group is affected thereby (acting with authority from its Group): (A) extend the Group’s Liquidity Termination Date or the date of any payment or deposit of Collections by any Seller Party, (B) reduce the rate or extend the time of payment of Yield or any CP Costs (or any component of Yield or CP Costs), (C) reduce any fee payable to any of the Agents or Purchasers, (D) change the Invested Amount of any Receivable Interest, (E) amend, modify or waive any provision of the definition of Required Co-Agents or this Section 13.1(b), (F) consent to or permit the assignment or transfer by any Seller Party of any of its rights and obligations under this Agreement, (G) change the definition of “Eligible Receivable,” “Loss Reserve,” “Dilution Reserve,” “Yield Reserve,” “Servicing Reserve,” “Servicing Fee Rate,” “Required Reserve” or “Required Reserve Factor Floor” or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses; or

(ii) without the written consent of the then Administrative Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Administrative Agent.

The Seller Parties shall not unreasonably withhold or delay their consent to any action for which their consent is required described in Article XII. The Administrative Agent shall deliver a copy of any amendment, waiver or other modification to this Agreement to each Agent. Each of the parties hereto acknowledges that any material amendment, waiver or other modification of this Agreement shall require satisfaction of the Rating Agency Condition.

(c) If any Co-Agent fails to approve a requested amendment or waiver within 10 Business Days after receipt of a draft thereof, the Seller will have the right to find another A1/P1 or better rated multi-seller commercial paper conduit and committed purchasers (which may include the members of an existing Group) to accept an assignment of the non-approving Group’s Receivable Interests and Commitments, as applicable. If such replacements are located, each non-approving Group shall promptly assign its Receivable Interests and Commitments, as applicable, to such replacements.

Section 13.2 Notices . Except as provided in this Section 13.2, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (i) if given by telecopy, upon the receipt thereof, (ii) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (iii) if given by any other means, when received at the address specified in this Section 13.2. Seller hereby authorizes the Administrative Agent to effect Purchases and Interest Period and Yield Rate selections based on telephonic notices made by any Person whom the Administrative Agent in good faith believes to be acting on behalf of Seller. Seller agrees to deliver promptly to the Administrative Agent a written confirmation of each telephonic notice signed by an authorized officer of Seller; provided, however, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by the Administrative Agent, the records of the Administrative Agent shall govern absent manifest error.

Section 13.3 Protection of Administrative Agent’s Security Interest.

(a) Seller agrees that it will, and will require each Originator to, from time to time, at its expense, promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Administrative Agent may reasonably request in order to perfect or protect the Receivable Interests or to enable the Administrative Agent, on behalf of the Purchasers, to exercise or enforce any of its rights hereunder. Without limiting the foregoing, each of Seller and the Originators will, upon the request of the Administrative Agent, in order to accurately reflect this purchase and sale transaction, (i) execute and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant to Section 11.11 hereof) as may be requested by the Administrative Agent and (ii) mark its master data processing records and other documents with a legend describing the conveyance of Receivables by the Originators to Seller and the conveyance of the Receivable Interests by Seller to the Administrative Agent as agent for the Purchasers. Each of Seller and the Originators shall, upon request of the Administrative Agent, obtain such additional search reports as the Administrative Agent shall request. To the fullest extent permitted by applicable law, the Administrative Agent shall be permitted to sign and file continuation statements and amendments thereto and assignments thereof without Seller’s or the Originator’s signature. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement. Neither Seller nor the Originators shall change its name, identity or legal structure, nor relocate its respective chief executive office or any office where Records are kept unless it shall have: (A) given the Administrative Agent at least ten (10) days’ prior notice thereof and (B) prepared and filed at Seller’s or the applicable Originator’s expense, as the case may be, and delivered to the Administrative Agent all financing statements, instruments and other documents necessary to preserve and protect the Receivable Interests or requested by the Administrative Agent (acting at the direction of the Required Co-Agents) in connection with such change or relocation. Any filings under the Relevant UCC or otherwise that are occasioned by such change in name or location shall be made at the expense of Seller.

(b) If any Seller Party fails to perform any of its obligations hereunder, the Administrative Agent may (but shall not be required to) perform, or cause performance of, such obligations, and the Administrative Agent’s costs and expenses incurred in connection therewith shall be payable by Seller as provided in Section 10.3. Each Seller Party irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent, and appoints the Administrative Agent as its attorney-in-fact, to act on behalf of such Seller Party (i) to execute on behalf of Seller as debtor and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Administrative Agent for the benefit of the Purchasers in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Purchased Assets, for the benefit of the Secured Parties. This appointment is coupled with an interest and is irrevocable. Each of the Seller Parties hereby (A) authorizes the Administrative Agent to file financing statements and other filing or recording documents with respect to the Receivables and Related Security (including any amendments thereto, or continuation or termination statements thereof), without the signature or other authorization of such Seller Party, in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect or maintain the perfection of the security interest of the Administrative Agent hereunder; (B) acknowledges and agrees that it is not authorized to, and will not, file financing statements or other filing or recording documents with respect to the

Receivables or Related Security (including any amendments thereto, or continuation or termination statements thereof), without the express prior written approval by the Administrative Agent, consenting to the form and substance of such filing or recording document; and (C) approves, authorizes and ratifies any filings or recordings made by or on behalf of the Administrative Agent in connection with the perfection of the security interests in favor of Seller or the Administrative Agent.

Section 13.4 Confidentiality.

(a) In connection with this Agreement, it is contemplated that each party hereto will supply, in connection with the structure, negotiating, execution and maintenance of the Transaction Documents and the transaction contemplated thereby, to the other parties certain nonpublic or proprietary information concerning such party which is clearly designated as being confidential (“Confidential Information”). Each party shall use Confidential Information solely for the purposes of rendering services pursuant to and in accordance with this Agreement and shall not, without the prior written consent of the other party, disclose any Confidential Information to any Person, other than its officers, directors, employees and outside advisors with a need to know; provided, however, that the foregoing shall not apply with respect to any information which becomes publicly available other than as a result of the breach of Person’s undertakings hereunder, or that which such Person is required to disclose by judicial or administrative process in connection with any action, suit, proceeding or claim. Without limiting the generality of the foregoing, the Agents hereby notify the Seller Parties that the Fee Letters and Excel spreadsheet attached to the Monthly Reports are considered by them to be proprietary and confidential.

(b) Anything herein to the contrary notwithstanding, each Seller Party hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Agents and the Purchasers by each other, (ii) by any of the Agents or Purchasers to any prospective or actual assignee or participant of any of them and (iii) by any of the Co-Agents to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to its Conduit or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which Wachovia acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided that each such Person is informed of the confidential nature of such information. In addition, each of the Agents and the Purchasers may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

Section 13.5 Bankruptcy Petition. Each of the Agents and the other Purchasers hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of each of the Conduits, it will not institute against, or join any other Person in instituting against, such Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

Section 13.6 Limitation of Liability. Except with respect to any claim arising out of the willful misconduct or gross negligence of any of the Agents or Purchasers, no claim may be made by any Seller Party or any other Person against any of the Agents or the Purchasers or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by the Transaction Documents; and each Seller Party hereby waives, releases, and agrees not to sue upon any claim for any such any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 13.7 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW (EXCEPT IN THE CASE OF THE OTHER TRANSACTION DOCUMENTS, TO THE EXTENT OTHERWISE EXPRESSLY STATED THEREIN) AND EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE OWNERSHIP INTEREST OF SELLER OR THE OWNERSHIP INTEREST OR SECURITY INTEREST OF THE ADMINISTRATIVE AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, IN ANY OF THE PURCHASED ASSETS IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

Section 13.8 CONSENT TO JURISDICTION. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT, AND EACH SUCH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY AGENT OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST ANY SELLER PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY SELLER PARTY AGAINST ANY AGENT OR ANY PURCHASER OR ANY AFFILIATE OF ANY AGENT OR ANY PURCHASER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH SELLER PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

Section 13.9 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY SELLER PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

Section 13.10 Integration; Binding Effect; Survival of Terms.

(a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

(b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to the indemnification and payment provisions of Article X, and Sections 13.4 and 13.5 shall be continuing and shall survive any termination of this Agreement.

(c) Each of the Seller Parties, the Conduits and the Agents hereby acknowledges and agrees that the Committed Purchasers are hereby made express third party beneficiaries of this Agreement and each of the other Transaction Documents.

Section 13.11 Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of a signature page to this Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.

Section 13.12 Characterization.

(a) It is the intention of the parties hereto that, notwithstanding its legal form, each Purchase hereunder shall constitute and be treated as a financing transaction and secured loan for all purposes under applicable law, including, without limitation, for legal, accounting and United States federal, state and local income tax purposes. Accordingly, each sale of a Receivable Interest hereunder is made with full recourse to Seller. Without limitation to the foregoing, no such Purchase shall constitute or is intended to result in an assumption by any of the Agents or Purchasers or any assignee thereof of any obligation of Seller or any Originator or any other Person arising in connection with the Receivables, the Related Security or the related Contracts, or any other obligations of any Seller Party or any Originator.

(b) In addition to any ownership interest which the Administrative Agent, for the benefit of the Purchasers, may from time to time acquire pursuant hereto, Seller hereby grants to the Administrative Agent for the ratable benefit of the Purchasers, a valid and perfected security interest in all of Seller’s right, title and interest in, to and under all Receivables now existing or hereafter arising, the Collections, each Lock-Box, each Lock-Box Account, all Related Security, all other rights and payments relating to such Receivables, and all Proceeds of any thereof prior to all other liens on and security interests therein to secure the prompt and complete payment of the Aggregate Unpaids. The Administrative Agent, on behalf of the Purchasers, shall have, in addition to the rights and remedies that it may have under this Agreement, all other rights and remedies provided to a secured creditor under the Relevant UCC and other applicable law, which rights and remedies shall be cumulative.

Section 13.13 No Recourse Against Other Parties. The several obligations of each of the Purchasers under this Agreement are solely the corporate obligations of such Purchaser. No recourse shall be had for the payment of any amount owing by such Purchaser under this Agreement or for the payment by such Purchaser of any fee in respect hereof or any other obligation or claim of or against such Purchaser arising out of or based upon this Agreement, against any employee, officer, director, incorporator or stockholder of such Purchaser. Each of the Seller, the Servicers and the Agents agrees that each of the Conduits shall be liable for any claims that such party may have against such Conduit only to the extent that such Conduit has excess funds and to the extent such assets are insufficient to satisfy the obligations of such Conduit hereunder, such Conduit shall have no liability with respect to any amount of such obligations remaining unpaid and such unpaid amount shall not constitute a claim against such Conduit. Any and all claims, directly or indirectly, asserted against any of the Conduits shall be subordinate to the claims against such Conduit by the holders of such Conduit’s Commercial Paper Notes or by such Conduit’s Committed Purchasers.

<signature pages follow>

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers or attorneys-in-fact as of the date hereof.

CAREMARK RECEIVABLES LLC

By:
Name:
Title:

Address:	2211 Sanders Rd
Northbrook, IL 60062
Attention: Robert Kurth
Phone: (847) 559-4323
Fax: (847) 559-4832

With a copy to:

Caremark Receivables LLC
c/o Caremark Rx, Inc.
211 Commerce St.
Nashville, TN 37201
Attention: Ryan Hall
Phone: (615) 743-6607
Fax: (615) 743-6597

CAREMARK INC., as a Servicer

By:
Name:
Title:

Address:	c/o Caremark Rx, Inc.
211 Commerce St.
Nashville, TN 37201
Attention: Ryan Hall
Phone: (615) 743-6607
Fax: (615) 743-6597

[Signature Page to the Receivables Purchase Agreement]

ADVANCEPCS HEALTH, L.P., as a Servicer

BY: ADVANCEPCS HEALTH SYSTEMS LLC, ITS GENERAL PARTNER

By:
Name:
Title:

Address:	c/o Caremark Rx, Inc.
211 Commerce St.
Nashville, TN 37201
Attention: Ryan Hall
Phone: (615) 743-6607
Fax: (615) 743-6597

CAREMARK RX, INC., as a Performance Guarantor

By:
Name:
Title:

Address:	211 Commerce St.
Nashville, TN 37201
Attention: Ryan Hall
Phone: (615) 743-6607
Fax: (615) 743-6597

CAREMARK INTERNATIONAL, INC., as a Performance Guarantor

By:
Name:
Title:

Address:	c/o Caremark Rx, Inc.
211 Commerce St.
Nashville, TN 37201
Attention: Ryan Hall
Phone: (615) 743-6607
Fax: (615) 743-6597

[Signature Page to the Receivables Purchase Agreement]

BLUE RIDGE ASSET FUNDING CORPORATION

BY: WACHOVIA CAPITAL MARKETS, LLC, ITS ATTORNEY-IN-FACT

By:
Name:
Title:

Address:

c/o Wachovia Capital Markets, LLC
301 S. College St.,
FLR TRW 10 NC0610
Charlotte, NC 28288-0610

Attention: Douglas R. Wilson, Sr.
Phone: (704) 374-2520
Fax: (704) 383-9579

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Committed Purchaser, as Blue Ridge Agent and as Administrative Agent

By:
Name:
Title:

Address:	191 Peachtree Street, N.E.
Mail Code GA-8088, 22nd Floor
Atlanta, GA 30303

Attention: Cecil Noble
Phone: (404) 332-4290
Fax: (404) 332-5152

[Signature Page to the Receivables Purchase Agreement]

JUPITER SECURITIZATION CORPORATION

By:
Name:
Title:	Authorized Signer

Address:	c/o Bank One, NA (Main Office Chicago)
131 South Dearborn, IL1-0079
Chicago, Illinois 60670
Attn: Asset-Backed Finance Division
Fax: (312) 732-1844

BANK ONE, NA, as a Committed Purchaser and as Jupiter Agent

By:
Name:
Title:	Capital Markets

Address:	c/o Bank One, NA (Main Office Chicago)
131 South Dearborn, IL1-1729
Chicago, Illinois 60670
Attn: Asset-Backed Finance Division
Fax: (312) 732-3600

[Signature Page to the Receivables Purchase Agreement]

ATLANTIC ASSET SECURITIZATION CORP.

By: CREDIT LYONNAIS NEW YORK BRANCH, AS ATTORNEY-IN-FACT

By:
Sam Pilcer
Managing Director

Address:

1301 Avenue of the Americas
New York, New York 10019

Attention: Matthew Croghan
Phone: (212) 261-7819
Fax: (212) 261-3448

CREDIT LYONNAIS NEW YORK BRANCH, as a Committed Purchaser and as Atlantic Agent

By:
Sam Pilcer
Managing Director

Address:

1301 Avenue of the Americas
New York, New York 10019

Attention: Matthew Croghan
Phone: (212) 261-7819
Fax: (212) 261-3448

[insert remaining signature pages in subsequent drafts]

[Signature Page to the Receivables Purchase Agreement]

EXHIBIT I

DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Act” has the meaning set forth in Section 4.1(o) of the Receivables Sale

Agreement.

“Adjusted Dilution Ratio” means, at any time, the rolling average of the Dilution Ratio for the 12 Calculation Periods then most recently ended.

“Administrative Agent” has the meaning set forth in the preamble to this Agreement.

“Administrative Agent’s Account” means an account at Wachovia Bank, National Association, ABA #053100494 to be designated by the Administrative Agent.

“Advance” has the meaning set forth in Section 3.2 of the Receivables Sale Agreement.

“Advance Limit” has the meaning set forth in Section 3.2 of the Receivables Sale Agreement.

“AdvancePCS” has the meaning set forth in the preamble to this Agreement.

“Adverse Claim” means a Lien or other right or claim in, of or on any Person’s assets or properties in favor of any other Person (including any UCC financing statement or any similar instrument filed against such Person’s assets or properties), other than a Permitted Lien.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Stock, by contract or otherwise.

“Agents” has the meaning set forth in the preamble to this Agreement.

“Aggregate Invested Amount” means, on any date of determination, the aggregate Invested Amount of all Receivable Interests outstanding on such date.

“Aggregate Reduction” has the meaning specified in Section 1.3.

“Aggregate Unpaids” means, at any time, an amount equal to the sum of (i) the Aggregate Invested Amount, plus (ii) all Recourse Obligations (whether due or accrued) at such time.

“Agreement” means this Receivables Purchase Agreement, as it may be amended, restated or otherwise modified and in effect from time to time.

“Alternate Base Rate” means for any day, the rate per annum equal to the sum of (A) the higher as of such day of (i) each Co-Agent’s Prime Rate, or (ii) one-half of one percent (0.50%) above the Federal Funds Rate and (B) the Applicable Margin for Base Rate Advances (under and as defined in the Credit Agreement). For purposes of determining the Alternate Base Rate for any day, changes in the Prime Rate or the Federal Funds Effective Rate shall be effective on the date of each such change.

“Amortization Date” means, with respect to each Group, the earliest to occur of (i) the Business Day immediately prior to the occurrence of an Event of Bankruptcy with respect to any Seller Party, (ii) the Business Day specified in a written notice from the Administrative Agent following the occurrence of any other Amortization Event but before the same is waived in writing, (iii) the date which is 10 Business Days after the Agents’ receipt of written notice from Seller that it wishes to terminate the facility evidenced by this Agreement; and (iv) such Group’s Liquidity Termination Date.

“Amortization Event” has the meaning specified in Article IX.

“Applicable Margin” means, at any time, the “Applicable Margin” specified in the Credit Agreement at such time.

“Atlantic” has the meaning set forth in the preamble to this Agreement.

“Atlantic Agent” has the meaning set forth in the preamble to this Agreement.

“Atlantic Committed Purchaser” has the meaning set forth in the preamble to this Agreement.

“Atlantic Fee Letter” means that certain Atlantic Fee Letter dated as of the date hereof by and between Seller and the Atlantic Agent.

“Atlantic Group” has the meaning set forth in the preamble to this Agreement.

“Atlantic Group Account” has the meaning specified in Section 1.4.

“Atlantic Liquidity Agreement” means the Liquidity Asset Transfer Agreement dated as of the date hereof among Atlantic, the Atlantic Agent, and the Atlantic Committed Purchaser(s) from time to time party thereto, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

“Authorized Officer” means, with respect to any Person, its president, controller, treasurer or chief financial officer.

“Bank One” has the meaning set forth in the preamble to this Agreement.

“Bank One Roles” has the meaning set forth in Section 11.10(b).

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101 et seq.), and the rules and regulations promulgated thereunder, as amended and in effect, and any successor thereto.

“Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA in respect of which Seller, any Originator or any ERISA Affiliate of Seller or any Originator is, or at any time during the immediately preceding six (6) years was, an “employer” as defined in Section 3(5) of ERISA.

“Blue Ridge” has the meaning set forth in the preamble to this Agreement.

“Blue Ridge Agent” has the meaning set forth in the preamble to this Agreement.

“Blue Ridge Committed Purchaser” has the meaning set forth in the preamble to this Agreement.

“Blue Ridge Fee Letter” means that certain Blue Ridge Fee Letter dated as of the date hereof by and among Seller, the Blue Ridge Agent and the Administrative Agent.

“Blue Ridge Group” has the meaning set forth in the preamble to this Agreement.

“Blue Ridge Group Account” has the meaning specified in Section 1.4.

“Blue Ridge Liquidity Agreement” means the Liquidity Asset Transfer Agreement dated as of the date hereof among Blue Ridge, the Blue Ridge Agent, and the Blue Ridge Committed Purchaser(s) from time to time party thereto, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

“Broken Funding Costs” means for any Receivable Interest (other than one accruing Yield at the Alternate Base Rate) which: (i) has its Invested Amount reduced without compliance by Seller with the notice requirements hereunder (or, in the case of any Receivable Interest of a Committed Purchaser that is accruing Yield at a LIBO Rate, which has its Invested Amount reduced on any day other than the last day of the applicable Interest Period) or (ii) does not become subject to a Group Reduction following the delivery of any Reduction Notice or (iii) is assigned under a Liquidity Agreement or terminated prior to the date on which it was originally scheduled to end or (iv) is reduced on a day when a Conduit has no commercial paper maturing relative to such Receivable Interest, an amount equal to the excess, if any, of (A) the CP Costs or Yield (as applicable) that would have accrued during the remainder of the Interest Periods or the tranche periods for Commercial Paper reasonably determined by the applicable Co-Agent to relate to such Receivable Interest (as applicable) subsequent to the date of such reduction, assignment or termination (or in respect of clause (ii) above, the date such Group Reduction was designated to occur pursuant to the Reduction Notice) of the Invested Amount of such Receivable Interest if such reduction, assignment or termination had not occurred or such Reduction Notice had not been delivered, over (B) the sum of (x) to the extent all or a portion of such Invested Amount is allocated to another Receivable Interest, the amount of CP Costs or Yield actually accrued during the remainder of such period on such Invested Amount for the new Receivable Interest, and (y) to the extent such Invested Amount is not allocated to another Receivable Interest, the income, if any, actually received during the remainder of such period by the holder of such Receivable Interest from investing the portion of such Invested Amount not so allocated. In the event that the amount referred to in clause (B) exceeds the amount referred to in clause (A), the relevant Purchaser or Purchasers agree to pay to Seller the amount of such excess. All Broken Funding Costs shall be due and payable hereunder at such time as the CP Costs to which they relate are due and payable hereunder.

“Business Associate Agreement” means an agreement in substantially the form of Exhibit VIII executed by a successor Servicer in favor of the Originators.

“Business Day” means any day on which banks are not authorized or required to close in New York, New York, Chicago, Illinois, Charlotte, North Carolina, Scottsdale, Arizona or Atlanta, Georgia, and The Depository Trust Company of New York is open for business, and, if the applicable Business Day relates to any computation or payment to be made with respect to the LIBO Rate, any day on which dealings in dollar deposits are carried on in the London interbank market.

“Calculation Period” means the period of days from and including the first day of a calendar month to and including the last day of such calendar month.

“Capitalized Lease” of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Caremark” has the meaning set forth in the preamble to this Agreement.

“CHAMPUS” means the Civilian Health and Medical Program of the Uniformed Service, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation and established pursuant to the CHAMPUS Regulations.

“CHAMPUS Receivable” means a Receivable payable pursuant to CHAMPUS.

“CHAMPUS Regulations” means, collectively, all laws, rules, regulations, manuals, orders or guidelines pertaining to CHAMPUS including (a) all federal statutes (whether set forth in 10 U.S.C. §§ 1071-1106 or elsewhere) affecting CHAMPUS; and (b) all rules, regulations (including 32 C.F.R. 199), manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities promulgated pursuant to or in connection with any of the foregoing (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

“CHAMPVA” means the Civilian Health and Medical Program of the Department of Veteran Affairs, a program of medical benefits covering retirees and dependents of former members of the armed services administered by the United States Department of Veteran Affairs and established pursuant to the CHAMPUS Regulations.

“CHAMPVA Receivable” means a Receivable payable pursuant to CHAMPVA.

“CHAMPVA Regulations” means, collectively, all laws, rules, regulations, manuals, orders or guidelines pertaining to CHAMPVA including (a) all federal statutes (whether set forth in 38 U.S.C. § 1713 or elsewhere) affecting CHAMPVA; (b) to the extent applicable to CHAMPVA, the CHAMPUS Regulations; and (c) all rules, regulations (including 38 C.F.R. § 17.54), manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities promulgated pursuant to or in connection with any of the foregoing (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

“CLNY” has the meaning set forth in the preamble to this Agreement.

“CLNY Roles” has the meaning set forth in Section 11.10(c).

“Co-Agent” has the meaning set forth in the preamble to this Agreement.

“Co-Agents’ Fee Letter” means that certain Co-Agents’ Fee Letter dated as of the date hereof by and among Seller and the Co-Agents, as the same may be amended, restated or otherwise modified from time to time.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.

“Commercial Paper” means promissory notes issued by or on behalf of any Conduit in the commercial paper market.

“Commitment” means, with respect to any Committed Purchaser, the commitment of such Committed Purchaser to acquire Receivable Interests from Seller in an amount not to exceed (i) in the aggregate, the amount set forth opposite such Committed Purchaser’s name on Schedule B to this Agreement, as such amount may be modified in accordance with the terms hereof (including, without limitation, any termination of Commitments pursuant to Section 9.2 hereof) and (ii) with respect to any individual transfer hereunder, its Ratable Share of the Purchase Price therefor.

“Committed Purchaser” has the meaning set forth in the preamble to this Agreement.

“Conduit” has the meaning set forth in the preamble to this Agreement.

“Constituents” means, as to any Co-Agent, the Conduit represented by it as specified in the preamble to this Agreement, and each of such Conduit’s Committed Purchasers, and the term “Constituent” when used as an adjective shall have a correlative meaning.

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.

“Contract” means, with respect to any Receivable, any and all instruments, agreements, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable, including, without limitation, all Rebate Contracts.

“CP Costs” means:

(a) For each of Blue Ridge and Jupiter: for each day during any Calculation Period, the sum of (i) discount or interest accrued on its Pooled Commercial Paper on such day, plus (ii) any and all accrued commissions in respect of its placement agents and Commercial Paper dealers, and issuing and paying agent fees incurred by such Conduit, in respect of such Pooled Commercial Paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase or financing facilities which are funded by its Pooled Commercial Paper for such day, minus (iv) any accrual of income net of expenses received on such day from investment of Collections received under all receivable purchase or financing facilities funded substantially with its Pooled Commercial Paper, minus (v) any payment received on such day net of expenses in respect of Broken Funding Costs related to the prepayment of any investment of such Conduit pursuant to the terms of any receivable purchase or financing facilities funded substantially with Pooled Commercial Paper. In addition to the foregoing costs, if Seller shall request any purchase of Receivable Interests during any period of time determined by the Administrative Agent in its sole discretion to result in incrementally higher CP Costs applicable to such purchase, the principal associated with any such purchase shall, during such period, be deemed to be funded by such Conduit in a special pool (which may include capital associated with other receivable purchase or financing facilities) for purposes of determining such additional CP Costs applicable only to such special pool and charged each day during such period against such principal.

(b) For Atlantic: for each day during any CP Tranche Period, the sum of (A) discount accrued on Commercial Paper on such day which Commercial Paper are allocated, in whole or in part, to fund or maintain Atlantic’s Receivable Interest for such day, as determined by the Atlantic Agent plus (B) any and all costs and expenses to Atlantic of issuing such Commercial Paper including all dealer commissions and note issuance costs in connection therewith, and (C) other costs associated with the funding by Atlantic of small or odd lot amounts that are not funded with Commercial Paper; provided, however, that, if any component of such rate is a discount rate, in calculating the “CP Costs” for such CP Tranche Period, such Atlantic Agent shall for such component use the rate resulting from converting such discount rate to an interest-bearing equivalent rate per annum.

“CP Tranche Period” means, with respect to Atlantic, a period of up to 35 days commencing on a Business Day selected by Seller and agreed to by the Atlantic Agent pursuant to Section 3.2; provided, however, that if any such CP Tranche Period would end on a day which is not a Business Day, such CP Tranche Period shall end on the preceding Business Day.

“Credit Agreement” means that certain Credit Agreement, dated as of March 24, 2004, among Parent, the banks, financial institutions and other institutional lenders listed on the signature pages thereto, Bank of America, N.A. as the initial issuer of letters of credit, as provider of the swing line facility and administrative agent, Wachovia Bank, National Association and UBS Securities, Inc. as co-syndication agents and JPMorgan Chase Bank, Banc of America Securities LLC and Wachovia Bank, National Association as lead arrangers, as it may be amended, restated or otherwise modified and in effect from time to time.

“Credit and Collection Policy” means each Originator’s credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit IX hereto, as modified from time to time in accordance with this Agreement.

“Cut-Off Date” means the last day of a Calculation Period.

“Days Sales Outstanding” or “DSO” means, as of any day, an amount equal to the product of (x) 91, multiplied by (y) the amount obtained by dividing (i) the aggregate outstanding balance of Receivables as of the most recent Cut-Off Date, by (ii) the aggregate amount of Receivables created during the three (3) Calculation Periods including and immediately preceding such Cut-Off Date.

“Declining Conduit” has the meaning set forth in Section 1.1(a)(ii) of this Agreement.

“Deemed Collections” means all Dilutions.

“Default Horizon Ratio” means, as of any Cut-Off Date, the ratio (expressed as a decimal) computed by dividing (i) the aggregate sales generated by the Originators during the three and one quarter (3.25) Calculation Periods ending on such Cut-Off Date, by (ii) the Net Pool Balance as of such Cut-Off Date.

“Default Fee” means, with respect to any amount due and payable by Seller in respect of any Aggregate Unpaids, an amount equal to interest on any such unpaid Aggregate Unpaids at the Default Rate.

“Default Rate” means a rate per annum equal to the sum of (i) the Alternate Base Rate plus (ii) 2.00%, changing when and as the Alternate Base Rate changes.

“Default Ratio” means, as of any Cut-Off Date, the ratio (expressed as a percentage) computed by dividing (x) the total amount of Receivables that became Defaulted

Receivables during the month that includes such Cut-Off Date, by (y) the aggregate amount of sales generated by the Originators during the month occurring three months prior to the month ending on such Cut-Off Date.

“Defaulted Receivable” means a Receivable: (i) as to which the Obligor thereof has suffered an Event of Bankruptcy; (ii) which, consistent with the Credit and Collection Policy, would be written off Seller’s books as uncollectible; or (iii) as to which any payment, or part thereof, remains unpaid for 91 days or more from the original invoice date for such payment.

“Delinquency Ratio” means, at any time, a percentage equal to (i) the aggregate Outstanding Balance of all Receivables that were Delinquent Receivables at such time divided by (ii) the aggregate Outstanding Balance of all Receivables at such time.

“Delinquent Receivable” means (i) a Receivable (other than a Receivable related to a Rebate Contract) as to which any payment, or part thereof, remains unpaid for 61-90 days from the original invoice date for such payment, or (ii) a Receivable pursuant to a Rebate Contract as to which any payment, or part thereof, remains unpaid for 91-120 days from the original invoice date for such payment.

“Designated Obligor” means, at any time, each Obligor; provided, however, that any Obligor shall cease to be a Designated Obligor upon notice to Seller from the Administrative Agent, delivered at any time.

“Dilution” means the amount of any reduction or cancellation of the outstanding principal balance of a Receivable due to credits issued for returned or repossessed goods, shortages, pricing adjustments, volume rebates, other rebates or refunds and other allowances, adjustments, and deductions that (i) are given to an Obligor in accordance with the Originators’ Credit and Collection Policy and (ii) results in a reduction of such Obligor’s payment obligation.

“Dilution Horizon Ratio” means, as of any Cut-Off Date, a ratio (expressed as a decimal), computed by dividing (i) the aggregate sales generated by the Originators during the one and one quarter (1.25) months ending on such Cut-Off Date, by (ii) the Net Pool Balance as of such Cut-Off Date.

“Dilution Ratio” means, as of any Cut-Off Date, a ratio (expressed as a percentage), computed by dividing (i) the total amount of decreases in the Outstanding Balance of Receivables due to Dilutions during the one month ending on such Cut-Off Date, by (ii) the aggregate sales generated by the Originators one month prior to the current month ending on such Cut-Off Date.

“Dilution Reserve” means, for any month, the product (expressed as a percentage) of: (a) the sum of (i) 2 times the Adjusted Dilution Ratio as of the immediately preceding Cut-Off Date, plus (ii) the Dilution Volatility Component as of the immediately preceding Cut-Off Date, times (b) the Dilution Horizon Ratio as of the immediately preceding Cut-Off Date.

“Dilution Volatility Component” means the product (expressed as a percentage) of (i) the difference between (a) the highest three (3)-month rolling average Dilution Ratio over the past 12 Calculation Periods and (b) the Adjusted Dilution Ratio, and (ii) a fraction, the numerator of which is equal to the amount calculated in (i)(a) of this definition and the denominator of which is equal to the amount calculated in (i)(b) of this definition.

“Downgraded Committed Purchaser” means a Committed Purchaser which has been the subject of a Downgrading Event.

“Downgrading Event” with respect to any Person means the lowering of the rating with regard to the short-term securities of such Person to below (i) A-1 by S&P, (ii) P-1 by Moody’s, or (iii) if applicable, A1 by Fitch.

“Effective Date” has the meaning set forth in Section 7.2 of the Receivables Sale Agreement.

“Eligible Assignee” means a commercial bank having a combined capital and surplus of at least $250,000,000 with a rating of its (or its parent holding company’s) short-term securities equal to or higher than (i) A-1 by S&P and (ii) P-1 by Moody’s.

“Eligible Conduit Assignee” means a special purpose multi-seller asset-backed commercial paper issuer whose commercial paper ratings are equal to or higher than at least (i) A-1 by S&P, (ii) P-1 by Moody’s, and (iii) as applicable, F1 by Fitch.

“Eligible Receivable” means, at any time, a Receivable:

(a) the Obligor of which (i) if a natural person, is a resident of the United States or, if a corporation or other business organization, is organized under the laws of the United States or any political subdivision thereof and has its chief executive office in the United States; (ii) is not an Affiliate of any of the parties hereto; and (iii) is not a Governmental Authority (to the extent that the aggregate Outstanding Balance of all Governmental Receivables is greater than 13.5% of the Outstanding Balance of all Eligible Receivables),

(b) which is not a Defaulted Receivable,

(c) which (i) is not more than 90 days past original invoice date on greater than 50% of the aggregate Outstanding Balance of all Receivables owing by such Obligor (other than Receivables arising from a Rebate Contract) and (ii) has a related Obligor who is not the subject of a current bankruptcy and has not been the subject of a bankruptcy during the prior 24 months unless otherwise agreed to in writing by the Agents;

(d) which was not a Delinquent Receivable on the date on which it was acquired by Seller from the applicable Originator,

(e) which, except in the case of any Eligible Unbilled Rebate Receivables, by its terms is due and payable with respect to all other Receivables within 30 days of the original billing date therefore and has not had its payment terms extended more than once,

(f) which is an “account” or a “payment intangible” within the meaning of Section 9-102 of the Relevant UCC of all applicable jurisdictions,

(g) which is denominated and payable only in United States dollars in the United States,

(h) which Receivable constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms subject to no offset, counterclaim or other defense,

(i) which, unless such Receivable arises under a Rebate Contract, arises under a Contract (but not necessarily an invoice) which (A) conforms in all material respects to one of the forms of Contract, as applicable, reviewed and approved by the Administrative Agent or its counsel, (B) does not require the Obligor under such Contract to consent to the transfer, sale, pledge or assignment of the rights and duties of the applicable Originator or any of its assignees under such Contract, and (C) does not contain a confidentiality provision that purports to restrict the ability of any Agent or Purchaser to exercise its rights under this Agreement, including, without limitation, its right to review the Contract,

(j) which, unless such Receivable arises under a Rebate Contract, arises under a Contract that contains an obligation to pay a specified sum of money, contingent only upon (i) the sale of goods or the provision of services by the applicable Originator and (ii) in the case of an Unbilled Client Receivable, the Obligor’s receipt of an invoice,

(k) which does not contravene any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and, if applicable, with respect to which no part of the Contract related thereto is in violation of any applicable law, rule or regulation,

(l) which satisfies all applicable requirements of the Credit and Collection Policy,

(m) which was generated in the ordinary course of the applicable Originator’s business,

(n) which arises solely from the sale of goods or the provision of services to the related Obligor by the applicable Originator, and not by any other Person (in whole or in part),

(o) which is not subject to any dispute, counterclaim, right of rescission, set-off, counterclaim or any other defense (including defenses arising out of violations of usury laws and any potential set-off due to any payables owing to the applicable Obligor by the applicable Originator) of the applicable Obligor against the applicable Originator or any other Adverse Claim, and the

Obligor thereon holds no right as against such Originator to cause such Originator to repurchase the goods or merchandise the sale of which shall have given rise to such Receivable (except with respect to sale discounts effected pursuant to the Contract, or defective goods returned in accordance with the terms of the Contract); provided, however, that if such dispute, offset, counterclaim or defense affects only a portion of the Outstanding Balance of such Receivable, then such Receivable may be deemed an Eligible Receivable to the extent of the portion of such outstanding balance which is not so affected, and provided, further, that Receivables of any Obligor which has any accounts payable by the applicable Originator or by a wholly-owned Subsidiary of such Originator (thus giving rise to a potential offset against such Receivables) may be treated as Eligible Receivables to the extent that the Obligor of such Receivables has agreed pursuant to a written agreement in form and substance satisfactory to the Required Co-Agents, that such Receivables shall not be subject to such offset,

(p) as to which the applicable Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor,

(q) as to which each of the representations and warranties is true and correct,

(r) all right, title and interest to and in which has been validly transferred by the applicable Originator directly to Seller under and in accordance with the Receivables Sale Agreement, and Seller has good and marketable title thereto free and clear of any Adverse Claim;

(s) which, for Receivables arising from Rebate Contracts, (i) satisfies all of the requirements of the safe harbor clauses of the Code of Federal Regulations (i.e., 42 CFR 1001.952(h), (j) and (m)) and (ii) is an Eligible Unbilled Rebate Receivable;

(t) no Receivables arising from Rebate Contracts represent any payment by the Obligor in connection with (i) inclusion of any of the Obligor’s products in the Caremark’s or any of its contracting health plan’s formularies, (ii) a restriction of any of such formularies to any one or more of such Obligor’s products in any one or more areas, or (iii) making such Obligor’s products the exclusive product in one or more areas of any of such formularies;

(u) which (A) for Receivables arising from Rebate Contracts, is billable no less frequently than once each calendar quarter pursuant to the terms of the related Rebate Contract, and (B) for Unbilled Client Receivables, is billable no less frequently than once every two weeks; and

(v) which, for all Receivables, including those arising from Rebate Contracts, are fully earned.

“Eligible Unbilled Rebate Receivable” means up to 75% of all unbilled Receivables relating to any Rebate Contract (i) which satisfies all criteria specified in the definition of “Eligible Receivable” other than clause (e) of such definition, (ii) has accrued in accordance with the terms of the relevant Rebate Contract and would be required to be paid in full by the Obligor thereof within 90 days following presentation of an invoice therefor together with the relevant supporting data required to be delivered under the terms of the related Rebate Contract, (iii) has been recognized as a receivable in the applicable Originator’s accounting records in accordance with GAAP and, to the extent consistent with GAAP, the accounting practices of the Originators as in effect on the date of this Agreement, (iv) with respect to which the time limit specified in the related Rebate Contract for the billing of such Receivable has not yet expired, and (v) such unbilled rebate receivables will continue to be eligible as long as Caremark Rx, Inc.’s senior unsecured debt ratings remain above either BB- or Ba3 by S&P and Moody’s, respectively.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

“ERISA Affiliate” means, with respect to any Person, (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as such Person; (ii) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person; or (iii) a member of the same affiliated service group (within the meaning of Section 414(n) of the Code) as such Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above.

“Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if either:

(a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

(b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee (other than a trustee under a deed of trust, indenture or similar instrument), custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall be adjudicated insolvent, or admit in writing its inability to pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

“Excluded Receivable” means any Receivable that is not (i) a mail/retail Receivable that is processed through the applicable Originator’s claims processing systems and resides on the SAP, RxClaim, or Recap aged trial balances, or (ii) a Receivable owing by a Manufacturer pursuant to its respective Rebate Contract.

“Excluded Taxes” means (A) franchise taxes, excise taxes, branch profits taxes and taxes based on or measured by all or part of the gross or net income of any Indemnified Party, in each case, imposed (i) by the United States or any political subdivision or taxing authority thereof or therein or (ii) by the jurisdiction under the laws of which the Indemnified Party is organized or has its applicable lending or administrative office or any political subdivision of any thereof and (B) taxes that would not have been imposed if the only connection between the Indemnified Party and the jurisdiction imposing such taxes was the activities of such Indemnified Party pursuant to or in respect of this Agreement (including entering into, lending money or extending credit pursuant to, receiving payments under, or enforcing this Agreement).

“Facility Account” means Seller’s account no. 658539218 at Bank One, NA, ABA number is 071000013.

“Facility Limit” means $500,000,000.

“Facility Termination Date” means, with respect to each Group, the earlier to occur of (a) the Amortization Date for such Group, and (b) March 24, 2007.

“Federal Funds Effective Rate” means, for any period, a fluctuating interest rate per annum for each day during such period equal to (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities; or (ii) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:30 a.m. (New York time) for such day on such transactions received by the applicable Co-Agent from three federal funds brokers of recognized standing selected by it.

“Fee Letters” means, collectively, the Co-Agents’ Fee Letter, the Blue Ridge Fee Letter, the Jupiter Fee Letter and the Atlantic Fee Letter.

“Final Payout Date” means the date on which all Aggregate Unpaids have been paid in full and the Facility Limit has been reduced to zero.

“Finance Charges” means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

“Fitch” means Fitch, Inc., a Delaware corporation.

“Funding Agreement” means, as to each Conduit, (i) this Agreement, (ii) its Liquidity Agreement and (iii) any other agreement or instrument executed by any Funding Source with or for the benefit of such Conduit.

“Funding Availability” means, on any date of determination, the Net Pool Balance minus the Required Reserves.

“Funding Source” means (i) any Committed Purchaser or (ii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to a Conduit.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such accounting profession, which are in effect as of the date of the Receivables Sale Agreement.

“Government Receivable” means any Receivable which is a (a) Medicare Receivable, (b) Medicaid Receivable, (c) CHAMPUS Receivable, (d) CHAMPVA Receivable, or (e) any other Receivable payable by a Governmental Authority.

“Governmental Authority” means any applicable nation or government, any state, local or other political subdivision thereof, any court, and any other entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

“Group” has the meaning set forth in the preamble to this Agreement.

“Group Account” means the Blue Ridge Group Account, the Atlantic Group Account or the Jupiter Group Account.

“Group Collections” has the meaning specified in Section 2.2.

“Group Invested Amount” means, as to any Group on any date of determination, the aggregate of the Invested Amounts associated with all of such Group’s Receivable Interests.

“Group Limit” means, as to any Group on any date of determination, an amount equal to the sum of such Group’s Committed Purchasers’ Commitments under this Agreement.

“Group Reduction” means the amount by which the Group Invested Amount of any Group is to be reduced on any date.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, 42 U.S.C. §§ 1320d – 1320d-8, and the regulations promulgated pursuant thereto.

“Incremental Purchase” means a purchase of one or more Receivable Interests which increases the total outstanding Aggregate Invested Amount hereunder.

“Indebtedness” a Person means such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations under Capitalized Leases, (vi) net liabilities under interest rate swap, exchange or cap agreements, (vii) Contingent Obligations, (viii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA, and (ix) in the case of Seller, the Aggregate Unpaids.

“Indemnified Amounts” has the meaning specified in Section 10.1.

“Indemnified Party” has the meaning specified in Section 10.1.

“Independent Director” means a member of the board of managers of Seller who is not at such time, and has not been at any time during the preceding five (5) years a director, officer, employee, trade creditor or shareholder of (i) an Originator, (ii) Seller, (iii) any Servicer, (iv) any principal of an Originator or a Servicer, or (v) any Affiliate of a Servicer or an Originator (including, without limitation, any Performance Guarantor.

“Interest Period” means, with respect to any Receivable Interest of a Committed Purchaser:

(a) if Yield for such Receivable Interest is calculated on the basis of the LIBO Rate, a period of one month, or such other period as may be mutually agreeable to the Agents and Seller, commencing on a Business Day selected by Seller or a Co-Agent pursuant to this Agreement. If such Interest Period is a period of one month, such Interest Period shall end on the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such Interest Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such Interest Period shall end on the last Business Day of such succeeding month; or

(b) if Yield for such Receivable Interest is calculated on the basis of the Alternate Base Rate, a period commencing on a Business Day selected by Seller and agreed to by the Agents and ending on the earlier to occur of (i) 30 days thereafter or (ii) the first day of an Interest Period described in clause (a) above, provided that no such period shall exceed one month.

If any Interest Period would end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that in the case of Interest Periods corresponding to the LIBO Rate, if such next succeeding Business Day falls in a new month, such Interest Period shall end on the immediately preceding Business Day. In the case of any Interest Period which commences before the Facility Termination Date and would otherwise end on a date occurring after the Facility Termination Date, such Interest Period shall end on the Facility Termination Date. The duration of each Interest Period which commences after the Facility Termination Date shall be of such duration as selected by the Administrative Agent.

“Invested Amount” of any Receivable Interest means, at any time, (A) the Purchase Price of such Receivable Interest, minus (B) the sum of the aggregate amount of Collections and other payments received by the Administrative Agent which in each case are applied to reduce such Invested Amount in accordance with the terms and conditions of this Agreement; provided that such Invested Amount shall be restored (in accordance with Section 2.5) in the amount of any Collections or other payments so received and applied if at any time the distribution of such Collections or payments are rescinded, returned or refunded for any reason.

“Jupiter” has the meaning set forth in the preamble to this Agreement.

“Jupiter Agent” has the meaning set forth in the preamble to this Agreement.

“Jupiter Committed Purchaser” has the meaning set forth in the preamble to this Agreement.

“Jupiter Fee Letter” means that certain Jupiter Fee Letter dated as of the date hereof by and among Seller, the Jupiter Agent and the Administrative Agent.

“Jupiter Group” has the meaning set forth in the preamble to this Agreement.

“Jupiter Group Account” has the meaning specified in Section 1.4.

“Jupiter Liquidity Agreement” means the Liquidity Asset Transfer Agreement dated as of the date hereof among Jupiter, the Jupiter Agent, and the Jupiter Committed Purchaser(s) from time to time party thereto, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

“LIBO Rate” means, for any Interest Period, the rate per annum determined on the basis of the offered rate for deposits in U.S. dollars of amounts equal or comparable to the Invested Amount offered for a term comparable to such Interest Period, which rates appear on a Bloomberg L.P. terminal, displayed under the address “US0001M <Index> Q <Go>“ effective as of 11:00 A.M., London time, two Business Days prior to the first day of such Interest Period, provided that if no such offered rates appear on such page, the LIBO Rate for such Interest Period will be the arithmetic average (rounded upwards, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than two major banks in New York, New York, selected by the applicable Co-Agent, at approximately 10:00 a.m.(New York time), two Business Days prior to the first day of such Interest Period, for deposits in U.S. dollars offered by leading European banks for a period comparable to such Interest Period in an amount comparable to the Invested Amount, divided by (b) one minus the maximum aggregate reserve requirement (including all basic, supplemental, marginal or other reserves) which is imposed against such Co-Agent in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time (expressed as a decimal), applicable to such Interest Period plus (ii) the Applicable Margin for Eurodollar Rate Advances (under and as defined in the Credit Agreement). The LIBO Rate shall be rounded, if necessary, to the next higher 1/16 of 1%.

“Lien” means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind.

“Liquidity Agreements” means each of the Atlantic Liquidity Agreement, the Blue Ridge Liquidity Agreement and the Jupiter Liquidity Agreement.

“Liquidity Commitment” means, as to each Committed Purchaser, its commitment under its Liquidity Agreement. The Liquidity Commitments, in the aggregate, shall equal 102% of the Facility Limit hereunder.

“Liquidity Termination Date” means, as to each Group, March 23, 2005 unless extended by such Group in accordance with Section 1.6.

“Lock-Box Account” means an account maintained at a Lock-Box Bank for the purpose of receiving Collections from Receivables.

“Lock-Box Agreement” means an agreement between a Servicer, the Administrative Agent, Seller and a Lock-Box Bank in substantially the form of Exhibit X to this Agreement (or in a form otherwise acceptable to the Administrative Agent).

“Lock-Box Bank” means each of the banks set forth in Exhibit VI to this Agreement, and such banks as may be added thereto or deleted therefrom pursuant to Section 5.1(s) of this Agreement.

“Loss Reserve” means, for any month, the product (expressed as a percentage) of (a) 2.0, times (b) the highest three-month rolling average Default Ratio during the 12 months ending on the immediately preceding Cut-Off Date, times (c) the Default Horizon Ratio as of the immediately preceding Cut-Off Date.

“Manufacturer” means any pharmaceutical manufacturer who manufactures prescription drugs that are used in the plans administered by an Originator.

“Material Adverse Effect” means a material adverse effect on (i) the financial condition or operations of any Seller Party and its Subsidiaries, (ii) the ability of any Seller Party to perform its obligations under this Agreement or the Performance Guarantor to perform its obligations under the Performance Undertaking, (iii) the legality, validity or enforceability of this Agreement or any other Transaction Document, (iv) the Administrative Agent’s security interest, for the benefit of the Secured Parties, in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

“Material Subsidiary” means, at any date of determination, any Subsidiary of the Parent (x) other than any Securitization Entity, that either individually, or, together with its Subsidiaries, taken as a whole, (a) owned more than 10% of the Consolidated Total Assets of the Parent and its Subsidiaries as of the last day of the most recently completed Fiscal Quarter on or prior to such date or (b) accounted for more than 10% of the Consolidated Net Income of the Parent and its Subsidiaries for the most recently completed Fiscal Quarter on or prior to such date, in each case as reflected in the Required Financial Information most recently delivered to the Administrative Agent and the Lender Parties on or prior to such date and determined in accordance with GAAP for such period; provided, however, that solely for purposes of determining whether a Subsidiary of the Parent that was not a Subsidiary thereof on the first day of the most recently completed Fiscal Quarter on or prior to any such date constitutes a “Material Subsidiary” at such date, the organization, creation, purchase or other acquisition of such Subsidiary shall be given pro forma effect as though it had occurred on the first day of such Fiscal Quarter; and provided further that in the event at any time the aggregate Total Assets or the Net Income, as the case may be, of the Immaterial Subsidiaries is in excess of 20% of the aggregate Consolidated Total Assets or Consolidated Net Income of the Parent and its Subsidiaries, respectively, then the percentages set forth in respect of Material Subsidiaries above shall be reduced so that the aggregate Consolidated Total Assets or Consolidated Net Income of the remaining Immaterial Subsidiaries (after giving effect to such reduction and the resulting increase in number of Material Subsidiaries) is less than 20% of the aggregate Consolidated Total Assets or Consolidated Net Income of the Parent and its Subsidiaries, or (y) which is designated in writing by the Parent to the Administrative Agent as a “Material Subsidiary” under this Agreement. (Capitalized terms used in this definition and not otherwise defined in this Agreement are used with the meanings attributed thereto in the Credit Agreement).

“Medicaid” means the medical assistance program established by Title XIX of the Social Security Act (42 USC §§ 1396 et seq.) and any statutes succeeding thereto, and all Medicaid Regulations.

“Medicaid Provider Agreement” means any agreement entered into between a state agency or other entity administering the Medicaid program and a health care facility under which the health care facility agrees to provide services or merchandise for Medicaid patients in accordance with the terms of the agreement and Medicaid Regulations.

“Medicaid Receivable” means a Receivable payable pursuant to a Medicaid Provider Agreement.

“Medicaid Regulations” means, collectively, all laws, rules, regulations, manuals, orders or guidelines pertaining to Medicaid including (a) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting Medicaid; (b) all state statutes and plans for medical assistance enacted in connection with such statutes and federal rules and regulations promulgated pursuant to or in connection with such statutes; and (c) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities promulgated pursuant to or in connection with any of the foregoing (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

“Medicare” means the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 USC §§ 1395 et seq.) and any statutes succeeding thereto, and all Medicare Regulations.

“Medicare Provider Agreement” means any agreement entered into between a state agency or other entity administering the Medicare program and a health care facility under which the health care facility agrees to provide services or merchandise for Medicare patients in accordance with the terms of the agreement and Medicare Regulations.

“Medicare Receivable” means a Receivable payable pursuant to a Medicare Provider Agreement.

“Medicare Regulations” means, collectively, all laws, rules, regulations, manuals, orders or guidelines pertaining to Medicare including (a) all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting Medicare; and (b) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities promulgated pursuant to or in connection with any of the foregoing (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

“Monthly Report” means a report, in substantially the form of Exhibit XI hereto (appropriately completed), furnished by the Servicers to the Agents pursuant to Section 8.7(a).

“Monthly Reporting Date” means the 19th day of each calendar month immediately following the Cut-Off Date, or if such day is not a Business Day, the succeeding Business Day or such other days of any month as Agent may request in connection with Section 8.7 hereof; provided that such date may be extended by not more than five (5) Business Days due to system outages, computer failure or force majeure.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by any Seller Party or any ERISA Affiliate of Seller or any Originator on behalf of its employees.

“Net Pool Balance” means, at any time, the aggregate Outstanding Balance of all Eligible Receivables at such time reduced by (i) the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Obligor and its Affiliates exceeds the Obligor Concentration Limit for such Obligor and (ii) the Rebate Receivable Excess.

“Obligor” means a Person obligated to make payments pursuant to a Contract.

“Obligor Concentration Limit” means, at any time, in relation to the aggregate Outstanding Balance of Receivables owed by any single Obligor and its Affiliates (if any), the applicable concentration limit shall be determined as follows for Obligors who have short term unsecured debt ratings currently assigned to them by S&P and Moody’s (or in the absence thereof, the equivalent long term unsecured senior debt ratings), the applicable concentration limit shall be determined according to the following table:

S&P Rating	Moody’s Rating	Allowable % of Eligible Receivables
A-1+	P-1	10%
A-1	P-1	8%
A-2	P-2	6%
A-3	P-3	3%
Below A-3 or Not Rated by either S&P or Moody’s	Below P-3 or Not Rated by either S&P or Moody’s	3%

; provided, however, that (a) if any Obligor has a split rating, the applicable rating will be the lower of the two, (b) if any Obligor is not rated by either S&P or Moody’s, the applicable Obligor Concentration Limit shall be the one set forth in the last line of the table above, and (c) subject to satisfaction of the Rating Agency Condition and/or an increase in the percentage set forth in clause (a)(i) of the definition of “Required Reserve,” upon Seller’s request from time to time, the Agents may agree to a higher percentage of Eligible Receivables for a particular Obligor and its Affiliates (each such higher percentage, a “Special Concentration Limit”), it being understood that any Special Concentration Limit may be cancelled by the Administrative Agent upon not less than five (5) Business Days’ written notice to the Seller Parties.

“Official Body” means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

“Organizational Documents” means, for any Person, the documents for its formation and organization, which, for example, (a) for a corporation are its corporate charter and bylaws, (b) for a partnership are its certificate of partnership (if applicable) and partnership agreement, (c) for a limited liability company are its certificate of formation or organization and its operating agreement, regulations or the like and (d) for a trust is the trust agreement, declaration of trust, indenture or bylaws under which it is created.

“Originator” means each of Caremark and AdvancePCS, in its capacity as a seller under the Receivables Sale Agreement.

“Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof.

“Outstanding Percentage” means “ means, as to each Group on any date of determination, (a) at any time while the Aggregate Invested Amount is greater than $0, the ratio which the sum of its members’ Invested Amounts as of the close of business on the preceding Business Day bears to the Aggregate Invested Amount as of the close of business on the preceding Business Day, and (b) at any time while the Aggregate Invested Amount is $0, the ratio which its Group Limit bears to the Facility Limit.

“Parent” means Caremark Rx, Inc., a Delaware corporation, and its successors and assigns.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Performance Guarantor” means each Parent and Caremark International, Inc, a Delaware corporation.

“Performance Undertaking” means that certain Performance Undertaking, dated as of March 24, 2004 by Performance Guarantor in favor of Seller, substantially in the form of Exhibit XIII to this Agreement, as the same may be amended, restated or otherwise modified from time to time.

“Permitted Liens” means ownership interests, security interests or claims arising under the Transaction Documents.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“PHI” means “protected health information” as such term is defined in 45 CFR § 164.501.

“Pooled Commercial Paper” means Commercial Paper notes of a Conduit subject to any particular pooling arrangement by such Conduit but excluding Commercial Paper issued by any such Conduit for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by such Conduit.

“Prime Rate” means a rate per annum equal to the prime rate of interest announced from time to time by each Co-Agent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

“Proceeds” means “proceeds” as defined in Article 9 of the Relevant UCC or any replacement thereof.

“Proposed Reduction Date” has the meaning set forth in Section 1.3.

“Purchase” means an Incremental Purchase or a Reinvestment.

“Purchase Date” means each Business Day on which a Purchase is made hereunder.

“Purchase Notice” has the meaning set forth in Section 1.2.

“Purchase Price” means, with respect to any Incremental Purchase of a Receivable Interest, the amount paid to Seller for such Receivable Interest which shall not exceed the least of (i) the amount requested by Seller in the applicable Purchase Notice, (ii) the unused portion of the Facility Limit on the applicable Purchase Date and (iii) the excess, if any, of the Net Pool Balance determined as of the date of the most recent Weekly Report, over the Aggregate Invested Amount determined as of the date of the most recent Weekly Report, without taking into account such proposed Incremental Purchase.

“Purchase Termination Date” has the meaning set forth in Section 8.2 of the Receivables Sale Agreement.

“Purchased Assets” means all of Seller’s right, title and interest, whether now owned and existing or hereafter arising in and to all of the Receivables, the Related Security, the Collections and all Proceeds of the foregoing.

“Purchaser” has the meaning set forth in the preamble to this Agreement.

“Ratable Share” means the ratio of a Committed Purchaser’s Commitment to the aggregate of the Commitments of the Committed Purchaser in the same Group.

“Rating Agency Condition” means that each applicable Conduit has received written notice from S&P, Moody’s and, in the case of Atlantic, Fitch, that an amendment, a change or a waiver will not result in a withdrawal or downgrade of the then current ratings on its Commercial Paper.

“Rebate Contract” means an agreement pursuant to or under which a Manufacturer shall be obligated to pay rebates, administrative fees, data fees or other fees to Caremark, in each case as such agreement may be amended, restated, supplemented, renewed or otherwise modified from time to time and any replacement or substitute agreement.

“Rebate Contract Opinion” means the opinion dated the date hereof relating to certain of the Rebate Contracts issued by Burke, Warren, Mackay & Serritella, P.C, counsel to the Seller Parties, as such opinion may be amended, supplemented or updated from time to time.

“Rebate Receivable Excess” means the portion of the aggregate Outstanding Balance of all Eligible Receivables arising from Rebate Contracts that exceed 20% of the aggregate Outstanding Balance of all Eligible Receivables.

“Receivable” means the indebtedness owed to an Originator by an Obligor under a Contract, whether constituting an account, chattel paper, instrument, investment property or general intangible, arising in connection with the sale or lease of merchandise or the rendering of services by such Originator, and includes the right to payment of any Finance Charges and other obligations of such Obligor with respect thereto; provided that at no time shall a Receivable be an Excluded Receivable. Notwithstanding the foregoing, once a Receivable has been deemed collected pursuant to Section 6.1 of the Receivables Sale Agreement, it shall no longer constitute a Receivable under the Receivables Sale Agreement. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided further, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor or Seller treats such indebtedness, rights or obligations as a separate payment obligation.

“Receivable Interest” means, at any time, an undivided percentage ownership interest (computed as set forth below) associated with a designated amount of Invested Amount, selected pursuant to the terms and conditions hereof in (i) each Receivable arising prior to the time of the most recent computation or recomputation of such undivided interest, (ii) all Related Security with respect to each such Receivable, and (iii) all Collections with respect to, and other proceeds of, each such Receivable. Each such undivided percentage interest shall equal:

IA + RR
NPB

where:

IA	= the Invested Amount of such Receivable Interest.
NPB	= the Net Pool Balance.
RR	= the Required Reserve.

Such undivided percentage ownership interest shall be initially computed on its date of purchase. Thereafter, until the Facility Termination Date, each Receivable Interest shall be automatically recomputed (or deemed to be recomputed) on each day prior to the Facility Termination Date. The variable percentage represented by any Receivable Interest as computed (or deemed recomputed) as of the close of the business day immediately preceding the Facility Termination Date shall remain constant at all times thereafter.

“Receivables Sale Agreement” means that certain Receivables Sale Agreement, dated as of March 24, 2004, among the Originators and Seller, as the same may be amended, restated or otherwise modified from time to time.

“Records” means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

“Recourse Obligations” has the meaning set forth in Section 2.1.

“Reduction Notice” has the meaning set forth in Section 1.3.

“Regulatory Change” means any change after the date of this Agreement in United States (federal, state or municipal) or foreign laws, regulations (including Regulation D) or accounting principles or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks (including the Committed Purchasers) of or under any United States (federal, state or municipal) or foreign laws, regulations (whether or not having the force of law) or accounting principles by any court, governmental or monetary authority, or accounting board or authority (whether or not part of government) charged with the establishment, interpretation or administration thereof. For the avoidance of doubt, any interpretation of Accounting Research Bulletin No. 51 by the Financial Accounting Standards Board shall constitute a Regulatory Change.

“Reinvestment” has the meaning set forth in Section 2.2.

“Related Security” means, with respect to any Receivable, all of the applicable Originator’s and Seller’s right, title and interest in, to and under:

(i) all of such Originator’s interest, if any, in the merchandise (including returned or repossessed merchandise), if any, the sale of which by such Originator gave rise to such Receivable;

(ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

(iii) all guarantees, indemnities, warranties, insurance (and proceeds and premium refunds thereof) or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;

(iv) all Records related to such Receivable;

(v) (A) in the case of Seller, all rights and remedies of Seller under the Receivables Sale Agreement, together with all financing statements filed by Seller against any Originator in connection therewith and (B) all rights and remedies of Seller under the Performance Undertaking; and

(vi) all Proceeds of any of the foregoing.

“Relevant UCC” is defined in Section 1.2 of the Receivables Sale Agreement.

“Required Co-Agents” means Co-Agents representing Committed Purchasers having Commitments in the aggregate at least equal to 51% of the Aggregate Commitment or, if the Commitments have been terminated, having at least 51% of the Aggregate Net Investment; provided that the Commitment of any Committed Purchaser that has not paid all amounts due and owing by it in respect of purchases or loans it was obliged to make under the related Liquidity Agreement shall not be included in the Commitments for purposes of this definition.

“Required Notice Period” means 2 Business Days.

“Required Reserve” means, on any day during a Calculation Period, the product of (a) the greater of (i) the Required Reserve Factor Floor and (ii) the sum of the Loss Reserve, the Yield Reserve, the Dilution Reserve and the Servicing Reserve, times (b) the Net Pool Balance as of the Cut-Off Date immediately preceding such Calculation Period.

“Required Reserve Factor Floor” means, for any Calculation Period, the sum (expressed as a percentage) of (a) 22.50% plus (b) the product of the Adjusted Dilution Ratio and the Dilution Horizon Ratio, in each case, as of the immediately preceding Cut-Off Date.

“Responsible Officer” means, with respect to Seller, any Originator or any Servicer, the chief executive officer, the president, the chief financial officer, the principal accounting officer or the treasurer (or the equivalent of any of the foregoing) of such Person or any other officer, partner or member (or person performing similar functions) of such Person responsible for overseeing the administration of, or reviewing compliance with, any of the Transaction Documents.

“S&P” means Standard and Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

“Secured Parties” means the Indemnified Parties.

“Seller” has the meaning set forth in the preamble to this Agreement.

“Seller Party” means (a) Seller, (b) at any time it is a Servicer, Caremark, (c) at any time it is a Servicer, AdvancePCS, and (d) at any time it is a Performance Guarantor, each of Parent and Caremark International, Inc.

“Servicer” means at any time each Person (which may be one of the Agents) then authorized pursuant to Article VIII to service, administer and collect Receivables.

“Servicer Default” shall have the meaning specified in Section 8.4 of this Agreement.

“Servicing Fee” means, for each day in a Calculation Period:

(a) an amount equal to (i) the Servicing Fee Rate (or, at any time while Caremark, AdvancePCS or one of their Affiliates is a Servicer, such lesser percentage as may be agreed between Seller and such Servicer on an arms’ length basis based on then prevailing market terms for similar services), times (ii) the aggregate Outstanding Balance of all Receivables at the close of business on the Cut-Off Date immediately preceding such Calculation Period, times (iii) 1/360; or

(b) on and after the Servicer’s reasonable request made at any time when Caremark, AdvancePCS or one of their Affiliates is no longer acting as a Servicer hereunder, an alternative amount specified by the successor Servicer not exceeding (i) 110% of such Servicer’s reasonable costs and expenses of performing its obligations under this Agreement during the preceding Calculation Period, divided by (ii) the number of days in the current Calculation Period.

“Servicing Fee Rate” means 1.0% per annum.

“Servicing Reserve” means, for any Calculation Period, the product (expressed as a percentage) of (a) the Servicing Fee Rate, times (b) a fraction, the numerator of which is the highest Days Sales Outstanding for the most recent 12 Calculation Periods and the denominator of which is 360.

“Settlement Date” means (A) the second Business Day after each Monthly Reporting Date; provided that such date may be extended by not more than five (5) Business Days due to system outages, computer failure and force majeure, (B) the last day of the relevant Interest Period in respect of each Receivable Interest funded by a Committed Purchaser, and (C) each Business Day after the occurrence of the Amortization Date.

“Settlement Period” means (A) in respect of each Receivable Interest of a Conduit, the immediately preceding Calculation Period, and (B) in respect of each Receivable Interest funded by any Committed Purchaser, the entire Interest Period applicable thereto.

“Stock” means all shares, options, warrants, general or limited partnership interests, membership interest or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act).

“Stockholder” means, with respect to any Person, each holder of Stock of such Person.

“Subordinated Note” has the meaning set forth in Section 3.2(b) of the Receivables Sale Agreement.

“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

“Terminating Tranche” has the meaning set forth in Section 4.3(b).

“Transaction Documents” means, collectively, this Agreement, each Purchase Notice, the Receivables Sale Agreement, each Business Associate Agreement (if any) hereafter executed, the Rebate Contract Opinion, each Lock-Box Agreement, the Performance Undertaking, the Fee Letters, each Subordinated Note (as defined in the Receivables Sale Agreement) and all other instruments, documents and agreements executed and delivered in connection herewith.

“Unbilled Client Receivable” means an unbilled Receivable originated by AdvancePCS that is owing by an Obligor other than a Manufacturer.

“Unmatured Amortization Event” means an event which, with the passage of time or the giving of notice, or both, would constitute an Amortization Event.

“U.S.” or “United States” means the United States of America and its territories.

“Voting Block” has the meaning set forth in Section 11.4(c).

“Wachovia” has the meaning set forth in the preamble to this Agreement.

“Wachovia Roles” has the meaning set forth in Section 11.10(a).

“Weekly Report” means a written report substantially in the form attached hereto as Exhibit XIII setting forth total Collections deposited in the Lock-Box Account, Receivables and Eligible Receivables created during the immediately preceding calendar week (or immediately preceding day, if such report is being delivered on each Business Day), and such other information as any Agent or the Administrative Agent may reasonable request.

“Weekly Reporting Date” means the fourth (4th) Business Day after each 7th, 15th, 23rd and last day of each calendar month; provided that (a) no Weekly Report must be delivered at any time while the Aggregate Invested Amount is $0 unless Seller wishes to sell an additional Receivable Interest and has not delivered a Monthly Report within the week prior to such sale, and (b) such date may be extended by not more than five (5) Business Days due to system outages, computer failure or force majeure.

“Yield” means for each Interest Period relating to a Receivable Interest of a Committed Purchaser, an amount equal to the product of the applicable Yield Rate for such Receivable Interest multiplied by the Invested Amount of such Receivable Interest for each day elapsed during such Interest Period, divided by 360.

“Yield Rate” means, with respect to each Receivable Interest of a Committed Purchaser, the LIBO Rate, the Alternate Base Rate or the Default Rate, as applicable.

“Yield Reserve” means, for any Calculation Period, the product (expressed as a percentage) of (i) 1.5 times (ii) the Alternate Base Rate as of the immediately preceding Cut-Off Date times (iii) a fraction the numerator of which is the highest Days Sales Outstanding for the most recent 12 Calculation Periods and the denominator of which is 360.

All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the Uniform Commercial Code as from time to time in effect in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

EXHIBIT II

FORM OF PURCHASE NOTICE

CAREMARK RECEIVABLES LLC

PURCHASE NOTICE

dated                             , 20

for Purchase on                             , 20

Wachovia Bank, National Association, as Administrative Agent

191 Peachtree Street, N.E., GA-8088

Atlanta, Georgia 30303

Attention: Cecil Noble, Fax No. (404) 332-5152

Ladies and Gentlemen:

Reference is made to the Receivables Purchase Agreement dated as of March 24, 2004 (as amended, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”) among Caremark Receivables LLC (the “Seller”), Caremark Inc. and AdvancePCS Health, L.P., each as an initial Servicer, Caremark Rx, Inc., a Delaware corporation, and Caremark International, Inc., a Delaware corporation, as Performance Guarantors, Blue Ridge Asset Funding Corporation, Jupiter Securitization Corporation, and Atlantic Asset Securitization Corporation, each as a Conduit, Bank One, NA, as Jupiter Agent and as a Committed Purchaser, Credit Lyonnais New York Branch, as Atlantic Agent and as a Committed Purchaser and Wachovia Bank National Association, as Blue Ridge Agent, as a Committed Purchaser and as Administrative Agent. Capitalized terms defined in the Receivables Purchase Agreement are used herein with the same meanings.

1. The Seller hereby certifies, represents and warrants to the Agent and Blue Ridge that on and as of the Purchase Date (as hereinafter defined) all applicable conditions precedent set forth in Article VI of the Receivables Purchase Agreement have been satisfied.

2. The Seller hereby requests that the Conduit make a purchase on                             , 20     (the “Purchase Date”) as follows:

(a) Purchase Price:

Blue Ridge Group:	$
Jupiter Group:	$
Atlantic Group:	$

(b) If the Purchase is funded with a Liquidity Funding, [Servicer on behalf of the] Seller requests that the Invested Amount (which will initially accrue Yield at the Alternate Base Rate) begin to accrued Yield at a LIBO Rate for a Interest Period of              months on the third Business Day after the Purchase Date).

3. Please disburse the proceeds of the Purchase as follows:

[Wire transfer $             to the account of Caremark Receivables LLC, account no.                              at                             , in                         , ABA No.                             ].

IN WITNESS WHEREOF, the [Servicer, on behalf of the] Seller has caused this Purchase Notice to be executed and delivered as of this              day of                                 ,             .

CAREMARK RECEIVABLES LLC, as Seller

By:
Name:
Title:

EXHIBIT III

FORM OF REDUCTION NOTICE

---

CAREMARK RECEIVABLES LLC

REDUCTION NOTICE

Dated                             , 20

Wachovia Bank, National Association, as Administrative Agent

191 Peachtree Street, N.E., GA-8088

Atlanta, Georgia 30303

Attention: Cecil Noble, Fax No. (404) 332-5152

Ladies and Gentlemen:

Reference is made to the Receivables Purchase Agreement dated as of March 24, 2004 (as amended, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”) among Caremark Receivables LLC (the “Seller”), Caremark Inc. and AdvancePCS Health, L.P., each as an initial Servicer, Caremark Rx, Inc., a Delaware corporation, and Caremark International, Inc., a Delaware corporation, as Performance Guarantors, Blue Ridge Asset Funding Corporation, Jupiter Securitization Corporation, and Atlantic Asset Securitization Corporation, each as a Conduit, Bank One, NA, as Jupiter Agent and as a Committed Purchaser, Credit Lyonnais New York Branch, as Atlantic Agent and as a Committed Purchaser and Wachovia Bank National Association, as Blue Ridge Agent, as a Committed Purchaser and as Administrative Agent. Capitalized terms defined in the Receivables Purchase Agreement are used herein with the same meanings.

The Seller hereby notifies the Administrative Agent that it wishes to make an Aggregate Reduction of $                                     and that the Proposed Reduction Date for such Aggregate Reduction is                                     , 20    , which gives effect to the Required Notice Period.

IN WITNESS WHEREOF, the Seller has caused this Reduction Notice to be executed and delivered as of the date first above written.

CAREMARK RECEIVABLES LLC, as Seller

By:
Name:
Title:

EXHIBIT IV

ACTIONS, SUITS OR PROCEEDINGS

As described in Caremark Rx, Inc.’s and AdvancePCS’s Registration Statement on Form S-4, as amended (File No. 333-109519) in the section entitled “AdvancePCS—AdvancePCS—Legal Proceedings” and in Caremark Rx, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 in the section entitled “Item 3. Legal Proceedings.”

EXHIBIT V

CHIEF EXECUTIVE OFFICE; LOCATIONS, ETC.

Seller’s State of Organization: Delaware

Chief Executive Office: 2211 Sanders Road, Northbrook, Illinois 60062.

FEIN Number: 77-0626788

Organizational Identification Number: 2990736

Tradenames: None

Divisions: None

EXHIBIT VI

LOCK-BOXES AND COLLECTION ACCOUNTS

LOCK-BOXES:

Bank One, NA

58-08219

1 Bank One Plaza

Mail Suite IL 1-0239

Chicago, IL 60670

Contact:	Aide Villarreal
(312) 954-9026
aide_v_villarreal@bankone.com

Bank of America

12335-18737 & 12330-09797

333 S. Beaudry Avenue

19th Floor

Los Angeles, CA 90017

Contact:	Haik Melkonyan
(800) 847-6314 x6545
Haik.Melkonyan@BankofAmerica.com

COLLECTION ACCOUNTS:

Bank One, NA            Account #65839218

EXHIBIT VII

[RESERVED]

EXHIBIT VIII

BUSINESS ASSOCIATE AGREEMENT (SUCCESSOR SERVICER)

EXHIBIT IX

CREDIT AND COLLECTION POLICY

[ATTACHED]

EXHIBIT X

LOCK-BOX AGREEMENT

[SEE CH\672805]

EXHIBIT XI

MONTHLY REPORT

[ATTACHED]

Caremark Receivables LLC Monthly Report

For the Month Ended:

(Page 1)

($ in thousands)

I . Portfolio Information

1.	Beginning of Month Balance: (Total A/R Outstanding)

2.	Gross Sales (Domestic & Foreign):

3.	Deduct:
a. Total Collections:
b. Total Dilution
c. NonDilutive Credits
d. Write Offs
Add:
e. Recoveries
f. Reconciling Adj.
g. Debit Memos/Adj.
4.
a. Calculated Ending A/R Balance w/o Unbilled A/R
b. Reported Ending A/R Balance w/o Unbilled A/R
c. Difference (If any)

d. Unbilled A/R
e. Calculated Ending A/R w/ Unbilled A/R
f. Reported Ending A/R Balance w/ Unbilled A/R
g. Difference (If any)

5.	Deduct:
a. Gross Defaulted Receivables
b. Accrued Client Rebates
c. Accrued Rebate Guarantees
d. Contra
e. Rebate Payable Withheld
f. Great West Life Payable Balance
g. Accrued Performance Guarantees
h. Accounts Requiring LCs
i. Accrued Service Warranties
j. Cash Deposit for Extended Terms
k. Performance Script Clients
l. Bankrupt
m. Sales Tax Accrual
n. Cross Aged @ 50%
o. Other Trade AR Ineligibles
p. Caremark Vendor AR Ineligibles

q. Total Ineligibles
7.	Eligible Receivables [(4) - (5) + (6)]:

8.	Deduct: Excess Concentration:
9.	Deduct: Excess Eligible Caremark Vendor AR (20% of Total Eligible)
10.	Deduct: Excess Govt (13.5% of Total Eligible)

11.	Net Pool Balance [(7) -(8) - (9) - (10)]:

12.	Aging Schedule:	Current% Month	%	One Month Prior	Two Months Prior	Three Months Prior
a.
b.
c.
d.
e.
f.
g.

h.	Total:

(Page 2)

($ in thousands)

II. Calculations Reflecting Current Activity

13. CP Outstanding
14. Required Reserve %
15. Required Reserve [(8) x (11)]:
16. Maximum Funding Availability
17. Funding Availability based on $500MM Facility Limit
18. Additional Availability or (Required Paydown)

III. Compliance

19. Asset Interest [(10) + (12) / (8)] < 100% :	In Compliance

20. 3M Avg. Delinquency Ratio	In Compliance

21. 3M Avg. Default Ratio	In Compliance

22. 3M Avg. Dilution Ratio	In Compliance

23. Facility Limit	In Compliance

(Page 3)

($ in thousands)

IV. Excess Concentration: (Calculation)

Eligible Receivables

Allowable Percentage	Max. Allowable	Credit Rating
3.0%	$0	NR/NR
3.0%	$0	A3/P3
6.0%	$0	A2/P2
8.0%	$0	A1/P1
10.0%	$0	A1+/P1

Largest Obligors	Short-Term Debt Rating	Allowable Percentage	Total Receivables	Allowable Receivables	Excess Receivables
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25

The undersigned hereby represents and warrants that the foregoing information is a true and correct in all material respect regarding the outstanding receivables as of                  in accordance with the Receivables Purchase Agreement dated as of March 24, 2004 and that all representations and warranties related to such Agreement are remade as of the date hereof (except for those representations and warranties that speak only as of an earlier date).

Signed:	Date:
Title:

EXHIBIT XII

WEEKLY REPORT

Caremark Receivables LLC

For the Period Ended:

I . Portfolio Information
1.	Week End Billed Trade Rec. Balance
2.	Week End Unbilled Trade Rec. Balance
3.	Vendor End Rec. Balance from Month End
4.	Total Reported Ending Weekly A/R Balance

5.	Deduct: Ineligibles Receivables	From most recent Monthly Report

6.	Eligible Receivables [(4 - 5)]:

7.	Deduct: Excess Concentrations

8.	Excess Eligible Caremark Vendor AR (20% Limit)

9.	Excess Government AR (13.5% Limit)

10.	Net Pool Balance [(6) - (7) - (8)]:

11.	Required Reserve %	From most recent Monthly Report

12.	Required Reserve $ [(9) x (10)]:

13.	Maximum Funding Availabilty [(9) - (11)]

14.	Funding Availability based on $500MM Facility Limit

15.	CP Outstanding:

16.	Asset Interest [(14 + 11) / (9)] < 100% :

17.	Additional Availability or (Required Paydown)

The undersigned hereby represents and warrants that the foregoing information is a true and correct in all material respect regarding the outstanding receivables as of                  in accordance with the Receivables Purchase Agreement dated                  and that all representations and warranties related to such Agreement are restated and reaffirmed.

Signed:	Date:
Title:

EXHIBIT XIII

PERFORMANCE UNDERTAKING

THIS PERFORMANCE UNDERTAKING (this “Undertaking”), dated as of March 24, 2004, is executed jointly by Caremark Rx Inc., a Delaware corporation (“Rx”) and Caremark International, Inc., a Delaware corporation (“International”; Rx and International collectively referred to herein as the “Performance Guarantors” and individually as a “Performance Guarantor”) in favor of Caremark Receivables LLC, a Delaware limited liability company (together with its successors and assigns, “Recipient”).

RECITALS

1.	Caremark Inc., a California corporation (“Caremark”) and Advance PCS Health, L.P., a Delaware limited partnership (“Advance PCS”) (collectively, the “Originators”), and Recipient have entered into a Receivables Sale Agreement, dated as of March 24, 2004 (as amended, restated or otherwise modified from time to time, the “Sale Agreement”), pursuant to which each of the Originators, subject to the terms and conditions contained therein, is selling and/or contributing its right, title and interest in its accounts receivable to Recipient.

2.	Each Performance Guarantor owns, directly or indirectly, one hundred percent (100%) of the Equity Interests of each of the Originators and Recipient, and each of the Originators, and accordingly, each Performance Guarantor, is expected to receive substantial direct and indirect benefits from its sale or contribution of receivables to Recipient pursuant to the Sale Agreement (which benefits are hereby acknowledged).

3.	As an inducement for Recipient to acquire each Originator’s accounts receivable pursuant to the Sale Agreement, each Performance Guarantor has agreed to guaranty the due and punctual performance by each of the Originators of its obligations under the Sale Agreement, as well as the Originators’ Servicing Related Obligations (as hereinafter defined).

4.	Each Performance Guarantor wishes to guaranty the due and punctual performance by each of the Originators of its obligations under the Sale Agreement, as well as the Originators’ Servicing Related Obligations, as provided herein.

AGREEMENT

NOW, THEREFORE, Each of the Performance Guarantors hereby agrees as follows:

Section 1. Definitions. Capitalized terms used herein and not defined herein shall the respective meanings assigned thereto in the Sale Agreement or the Second Step Agreement (as hereinafter defined). In addition:

“Agreements” means, collectively, the Sale Agreement and the Second Step Agreement.

“Guaranteed Obligations” means, collectively: (a) all covenants, agreements, terms, conditions and indemnities to be performed and observed by any of the Originators under and pursuant to the Sale Agreement and each other document executed and delivered by any of the Originators pursuant to the Sale Agreement, including, without limitation, the due and punctual payment of all sums which are or may become due and owing by any of the Originators under the Sale Agreement, whether for fees, expenses (including counsel fees), indemnified amounts or otherwise, whether upon any termination or for any other reason and (b) all Servicing Related Obligations.

“Second Step Agreement” means that certain Receivables Purchase Agreement], dated as of March 24, 2004 by and among Recipient, Caremark and Advance PCS, each as an initial Servicer, Blue Ridge Asset Funding Corporation (“Blue Ridge”), Jupiter Securitization Corporation (“Jupiter”), and Atlantic Asset Securitization Corporation (“Atlantic”) and together with Blue Ridge and Jupiter (the “Conduits”) Bank One, NA, individually as a Jupiter Committed Purchaser and as a Jupiter Agent, Credit Lyonnais New York Branch, individually as an Atlantic Committed Purchaser and as the Atlantic Agent and Wachovia Bank, National Association, individually as a Blue Ridge Committed Purchaser, as the Blue Ridge Agent and as Administrative Agent, as amended, restated or otherwise modified from time to time.

“Servicing Related Obligations” means, collectively, all obligations of Caremark and Rx (a) as a Servicer under the Second Step Agreement or (b) which arise pursuant to Section 8.2, 8.3, 8.5, 8.7 or 13.3 of the Second Step Agreement as a result of its termination as a Servicer.

Section 2. Guaranty of Performance of Guaranteed Obligations. Each Performance Guarantor hereby guarantees to Recipient, the full and punctual payment and performance by each of the Originators of its Guaranteed Obligations. This Undertaking is an absolute, unconditional and continuing guaranty of the full and punctual performance of all Guaranteed Obligations of each of the Originators under the Agreements and each other document executed and delivered by any of the Originators pursuant to the Agreements and is in no way conditioned upon any requirement that Recipient first attempt to collect any amounts owing by any of the Originators to Recipient, the Agents or the Purchasers from any other Person or resort to any collateral security, any balance of any deposit account or credit on the books of Recipient, the Agents or any Purchaser in favor of any of the Originators or any other Person or other means of obtaining payment. Should any of the Originators default in the payment or performance of any of its Guaranteed Obligations, Recipient (or its assigns) may cause the immediate performance by any and all of the Performance Guarantors of the Guaranteed Obligations and cause any payment Guaranteed Obligations to become forthwith due and payable to Recipient (or its assigns), without demand or notice of any nature (other than as expressly provided herein), all of which are hereby expressly waived by each Performance Guarantor. Notwithstanding the foregoing, this Undertaking is not a guarantee of the collection of any of the Receivables and no Performance Guarantor shall be responsible for any Guaranteed Obligations to the extent the failure to perform such Guaranteed Obligations by any of the Originators results from Receivables being uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; provided that nothing herein shall relieve any of the Originators from performing in full its Guaranteed Obligations under the Agreements or any Performance Guarantor of its undertaking hereunder with respect to the full performance of such duties.

Section 3. Performance Guarantors’ Further Agreements to Pay. Each Performance Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to Recipient (and its assigns), forthwith upon demand in funds immediately available to Recipient, all reasonable costs and expenses (including court costs and reasonable legal expenses) incurred or expended by Recipient in connection with the Guaranteed Obligations, this Undertaking and the enforcement thereof, together with interest on amounts recoverable under this Undertaking from the time when such amounts become due until payment, at a rate of interest (computed for the actual number of days elapsed based on a 360 day year) equal to the Prime Rate plus 2% per annum, such rate of interest changing when and as the Prime Rate changes.

Section 4. Waivers by Performance Guarantor. Each Performance Guarantor waives notice of acceptance of this Undertaking, notice of any action taken or omitted by Recipient (or its assigns) in reliance on this Undertaking, and any requirement that Recipient (or its assigns) be diligent or prompt in making demands under this Undertaking, giving notice of any Termination Event, Amortization Event, Servicer Default or other default or omission by any of the Originators or asserting any other rights of Recipient under this Undertaking. Each Performance Guarantor warrants that it has adequate means to obtain from each of the Originators, on a continuing basis, information concerning the financial condition of such Originator, and that it is not relying on Recipient to provide such information, now or in the future. Each Performance Guarantor also irrevocably waives all defenses (i) that at any time may be available in respect of the Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect or (ii) that arise under the law of suretyship, including impairment of collateral. Recipient (and its assigns) shall be at liberty, without giving notice to or obtaining the assent of any Performance Guarantor and without relieving any Performance Guarantor of any liability under this Undertaking, to deal with each of the Originators and with each other party who now is or after the date hereof becomes liable in any manner for any of the Guaranteed Obligations, in such manner as Recipient in its sole discretion deems fit, and to this end each Performance Guarantor agrees that the validity and enforceability of this Undertaking, including without limitation, the provisions of Section 7 hereof, shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Guaranteed Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or any collateral securing the Guaranteed Obligations or any part thereof; (c) any waiver of any right, power or remedy or of any Termination Event, Amortization Event, Servicer Default or default with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof; (e) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to the Guaranteed Obligations or any part thereof; (f) the application of payments received from any source to the payment of any payment Obligations of any of the

Originators or any part thereof or amounts which are not covered by this Undertaking even though Recipient (or its assigns) might lawfully have elected to apply such payments to any part or all of the payment Obligations of such Originator or to amounts which are not covered by this Undertaking; (g) the existence of any claim, setoff or other rights which any Performance Guarantor may have at any time against any of the Originators in connection herewith or any unrelated transaction; (h) any assignment or transfer of the Guaranteed Obligations or any part thereof; or (i) any failure on the part of any of the Originators to perform or comply with any term of the Agreements or any other document executed in connection therewith or delivered thereunder, all whether or not any Performance Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (i) of this Section 4.

Section 5. Unenforceability of Guaranteed Obligations Against Originators. Notwithstanding (a) any change of ownership of any of the Originators or the insolvency, bankruptcy or any other change in the legal status of any of the Originators; (b) the change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guaranteed Obligations; (c) the failure of any of the Originators or any Performance Guarantor to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Guaranteed Obligations or this Undertaking, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Obligations or this Undertaking; or (d) if any of the moneys included in the Guaranteed Obligations have become irrecoverable from any of the Originators for any other reason other than final payment in full of the payment Obligations in accordance with their terms, this Undertaking shall nevertheless be binding on each Performance Guarantor. This Undertaking shall be in addition to any other guaranty or other security for the Guaranteed Obligations, and it shall not be rendered unenforceable by the invalidity of any such other guaranty or security. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any of the Originators or for any other reason with respect to any of the Originators, all such amounts then due and owing with respect to the Guaranteed Obligations under the terms of the Agreements, or any other agreement evidencing, securing or otherwise executed in connection with the Guaranteed Obligations, shall be immediately due and payable by each Performance Guarantor.

Section 6. Representations and Warranties. Each Performance Guarantor hereby represents and warrants to Recipient that:

(a) Existence and Power. Such Performance Guarantor is duly organized under the laws of the jurisdiction set forth in the preamble of this Undertaking. Such Performance Guarantor is validly existing and in good standing under the laws of its state of organization. Such Performance Guarantor is duly qualified to do business and is in good standing as a foreign entity, and has and holds all organizational power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.

(b) Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by such Performance Guarantor of this Agreement and each other

Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and such Performance Guarantor’s use of the Purchase Price payments hereunder, are within its organizational powers and authority and have been duly authorized by all necessary organizational action on its part. This Undertaking has been duly executed and delivered by such Performance Guarantor.

(c) No Conflict. The execution and delivery by such Performance Guarantor of this Undertaking, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its Governing Documents, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Performance Guarantor or its Subsidiaries (except as created under the Transaction Documents) except, in any case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

(d) Governmental Authorization. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Performance Guarantor of this Undertaking and the performance of its obligations hereunder.

(e) Actions, Suits. There are no actions, suits or proceedings pending, or to such Performance Guarantor’s knowledge, threatened, against or affecting such Performance Guarantor, or any of its properties, in or before any court, arbitrator or other body, which may, individually or in the aggregate have a Material Adverse Effect.

(f) Binding Effect. This Undertaking constitutes the legal, valid and binding obligations of such Performance Guarantor enforceable against such Performance Guarantor in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

Section 7. Subrogation; Subordination. Notwithstanding anything to the contrary contained herein, until the Guaranteed Obligations are paid in full each Performance Guarantor: (a) will not enforce or otherwise exercise any right of subrogation to any of the rights of Recipient, any Agent or any Purchaser against any of the Originators, (b) hereby waives all rights of subrogation (whether contractual, under Section 509 of the United States Bankruptcy Code, at law or in equity or otherwise) to the claims of Recipient, any Agent and the Purchasers against any of the Originators and all contractual, statutory or legal or equitable rights of contribution, reimbursement, indemnification and similar rights and “claims” (as that term is defined in the United States Bankruptcy Code) which such Performance Guarantor might now have or hereafter acquire against any of the Originators that arise from the existence or performance of such Performance Guarantor’s obligations hereunder, (c) will not claim any setoff, recoupment or counterclaim against any of the Originators in respect of any liability of such Performance Guarantor to such Originator and (d) waives any benefit of and any right to participate in any collateral security which may be held by Recipient, any Agent or the Purchasers. The payment of any amounts due with respect to any indebtedness of any of the Originators now or hereafter owed to Performance Guarantor is hereby subordinated to the prior payment in full of all of the Guaranteed Obligations. Each Performance Guarantor agrees that, after the occurrence of any default in the payment or performance of any of the Guaranteed Obligations, such Performance Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of any of the Originators to such Performance Guarantor until all of the Guaranteed Obligations shall have been paid and performed in full. If, notwithstanding the foregoing sentence, any Performance Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still unperformed or outstanding, such amounts shall be collected, enforced and received by such Performance Guarantor as trustee for Recipient (and its assigns) and be paid over to Recipient (or its assigns) on account of the Guaranteed Obligations without affecting in any manner the liability of such Performance Guarantor under the other provisions of this Undertaking. The provisions of this Section 7 shall be supplemental to and not in derogation of any rights and remedies of Recipient under any separate subordination agreement which Recipient may at any time and from time to time enter into with any Performance Guarantor.

Section 8. Termination of Performance Undertaking. Each Performance Guarantor’s obligations hereunder shall continue in full force and effect until all Obligations are finally paid and satisfied in full and the Second Step Agreement is terminated, provided that this Undertaking shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of any of the Originators or otherwise, as though such payment had not been made or other satisfaction occurred, whether or not Recipient (or its assigns) is in possession of this Undertaking. No invalidity, irregularity or unenforceability by reason of the federal bankruptcy code or any insolvency or other similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect the Guaranteed Obligations shall impair, affect, be a defense to or claim against the obligations of any Performance Guarantor under this Undertaking.

Section 9. Effect of Bankruptcy. This Undertaking shall survive the insolvency of any of the Originators and the commencement of any case or proceeding by or against any of the Originators under the federal bankruptcy code or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes. No automatic stay under the federal bankruptcy code with respect to any of the Originators or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes to which any of the Originators is subject shall postpone the obligations of any Performance Guarantor under this Undertaking.

Section 10. Setoff. Regardless of the other means of obtaining payment of any of the Guaranteed Obligations, Recipient (and its assigns) is hereby authorized at any time and from time to time, without notice to any Performance Guarantor (any such notice being expressly waived by each Performance Guarantor) and to the fullest extent permitted by law, to set off and apply any deposits and other sums against the obligations of any Performance Guarantor under this Undertaking, whether or not Recipient (or any such assign) shall have made any demand under this Undertaking and although such Obligations may be contingent or unmatured.

Section 11. Taxes. All payments to be made by any Performance Guarantor hereunder shall be made free and clear of any deduction or withholding. If any Performance Guarantor is required by law to make any deduction or withholding on account of tax or otherwise from any such payment, the sum due from it in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, Recipient receive a net sum equal to the sum which they would have received had no deduction or withholding been made.

Section 12. Further Assurances. Each Performance Guarantor agrees that it will from time to time, at the request of Recipient (or its assigns), provide information relating to the business and affairs of such Performance Guarantor as Recipient may reasonably request. Each Performance Guarantor also agrees to do all such things and execute all such documents as Recipient (or its assigns) may reasonably consider necessary or desirable to give full effect to this Undertaking and to perfect and preserve the rights and powers of Recipient hereunder.

Section 13. Successors and Assigns. This Undertaking shall be binding upon each Performance Guarantor, its successors and permitted assigns, and shall inure to the benefit of and be enforceable by Recipient and its successors and assigns. No Performance Guarantor may assign or transfer any of its obligations hereunder without the prior written consent of each of Recipient and the Agents. Without limiting the generality of the foregoing sentence, Recipient may assign or otherwise transfer the Agreements, any other documents executed in connection therewith or delivered thereunder or any other agreement or note held by them evidencing, securing or otherwise executed in connection with the Guaranteed Obligations, or sell participations in any interest therein, to any other entity or other person, and such other entity or other person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to the Recipient herein. Each Performance Guarantor hereby acknowledges receipt of notice that the Recipient has assigned its right under this Undertaking to the Administrative Agent on behalf of the Agents and the Purchasers and that the Administrative Agent, its successors and assigns, are restated with all rights granted to the Recipient herein.

Section 14. Amendments and Waivers. No amendment or waiver of any provision of this Undertaking nor consent to any departure by any Performance Guarantor therefrom shall be effective unless the same shall be in writing and signed by Recipient, the Agent and each Performance Guarantor. No failure on the part of Recipient to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

Section 15. Notices. All notices and other communications provided for hereunder shall be made in writing and shall be addressed as follows: if to any Performance Guarantor, at the address set forth beneath its signature hereto, and if to Recipient, at the addresses set forth beneath its signature hereto, or at such other addresses as each of any Performance Guarantor or the Recipient may designate in writing to the other. Each such notice or other communication shall be effective (1) if given by telecopy, upon the receipt thereof, (2) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (3) if given by any other means, when received at the address specified in this Section 15.

Section 16. GOVERNING LAW. THIS UNDERTAKING SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

Section 17. CONSENT TO JURISDICTION. EACH PERFORMANCE GUARANTOR AND RECIPIENT HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS UNDERTAKING, THE AGREEMENTS OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION THEREWITH OR DELIVERED THEREUNDER AND EACH PERFORMANCE GUARANTOR AND RECIPIENT HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.

Section 18. Bankruptcy Petition. Each Performance Guarantor hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior Indebtedness of each of the Conduits, it will not institute against, or join any other Person in instituting against, such Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. Each of the Performance Guarantors hereby further covenants and agrees that, prior to the date that is one year and one day after the payment in full of all Aggregate Unpaids under the Purchase Agreement, it will not institute against, or join any other Person in instituting against, Recipient any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

Section 19. Miscellaneous. This Undertaking constitutes the entire agreement of each Performance Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Undertaking shall be in addition to any other guaranty of or collateral security for any of the Guaranteed Obligations. The provisions of this Undertaking are severable, and in any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Performance Guarantor hereunder would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Performance Guarantor’s liability under this Undertaking, then, notwithstanding any other provision of this Undertaking to the contrary, the amount of such liability shall, without any further action by such Performance Guarantor or Recipient, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding. Any provisions of this Undertaking which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise specified, references herein to “Section” shall mean a reference to sections of this Undertaking.

[Signature Page Follows]

IN WITNESS WHEREOF, each Performance Guarantor has caused this Undertaking to be executed and delivered as of the date first above written.

CAREMARK RX, INC.

By:
Name:
Title:

Address for Notices:

211 Commerce St.
Nashville, TN 37201
Attention: Ryan Hall
Phone: (615) 743-6607
Fax: (615) 743-6597

CAREMARK INTERNATIONAL, INC.

By:
Name:
Title:

Address for Notices:

211 Commerce St.
Nashville, TN 37201
Attention: Ryan Hall
Phone: (615) 743-6607
Fax: (615) 743-6597

SCHEDULE A

CLOSING DOCUMENTS

[SEE CH\668944.3]

SCHEDULE B

LENDERS AND COMMITMENTS

LENDER	COMMITMENT
Wachovia Bank, National Association	$200,000,000

Bank One, NA (Main Office Chicago)	$150,000,000

Credit Lyonnais, New York Branch	$150,000,000